Exhibit 4.6
ROCKWELL COLLINS
RETIREMENT SAVINGS PLAN

ARTICLE I:   DEFINITIONS

1.010  Accounts means a Participant’s Pre-tax Contribution Account, After-tax Contribution Account, Rollover Account, Rockwell Collins Stock Fund ESOP Account, Company Match Account, Catch-Up Contribution Account and Company Retirement Contribution Account.

1.020  Affiliated Company means Rockwell Collins, Inc. and:

(a)
any corporation incorporated under the laws of one of the United States of America of which Rockwell Collins, Inc. owns, directly or indirectly, eighty percent (80%) or more of the combined voting power of all classes of stock or eighty percent (80%) or more of the total value of the shares of all classes of stock (all within the meaning of Code §1563);

(b)
any partnership or other business entity organized under such laws, of which Rockwell Collins, Inc. owns, directly or indirectly, eighty percent (80%) or more of the voting power or eighty percent (80%) or more of the total value (all within the meaning of Code §414(c)); and

(c)	any other company deemed to be an Affiliated Company by the Rockwell Collins Board of Directors.

1.029  After-tax Contributions. means contributions made by a Participant on an after-tax basis under Section 2.020 or 2.030.

1.030  After-tax Contribution Account means a Plan Account with respect to a Participant which is comprised of Basic and Supplemental After-tax Contributions, as adjusted for gains or losses related thereto.

1.040  After-tax Contribution Percentage Limit means the maximum contribution percentage in each Plan Year for Highly Compensated Group Participants and is that percentage amount which does not exceed the greater of:

(a)	the Average After-tax Contribution Percentage for the Non-Highly Compensated Group for the current year, multiplied by one and twenty-five hundredths (1.25); or

(b)	the lesser of

(1)	an amount which does not exceed the Average After-tax Contribution Percentage for the Non-Highly Compensated Group for the current year by more than two (2) percentage points, or

(2)	the Average After-tax Contribution Percentage for the Non-Highly Compensated Group for the current year, multiplied by two (2).

If a Participant who is a member of the Highly Compensated Group is a participant in any other plan established or maintained by an Affiliated Company pursuant to which elective deferrals under a cash or deferred arrangement or matching contributions, both as defined in Code §401(m)(4), or employee contributions, are made, such other plan will be deemed to be a part of this Plan for the purpose of determining the After-tax Contribution Percentage Limit with respect to that Participant.

1.050  Average After-tax Contribution Percentage means the average for a particular Plan Year of the percentages, calculated separately for the Highly Compensated Group and for the Non-Highly Compensated Group with respect to each Participant in each such Group, which are equal to the sum of A and B, divided by C, where

A	=	the amount of the Participant’s Basic After-tax Contributions and Supplemental After-tax Contributions in the Plan Year;

B	=	the amount of the Company Matching Contributions made on behalf of the Participant in the Plan Year; and

C	=	the Participant’s Compensation for the Plan Year.

1.060  Average Pre-tax Contribution Percentage means the average for a particular Plan Year of the percentages, calculated separately for the Highly Compensated Group and for the Non-Highly Compensated Group with respect to each Participant in each such Group, which are equal to the amount of each Participant’s Basic Pre-tax Contributions and Supplemental Pre-tax Contributions in a Plan Year, divided by the Participant’s Compensation for the Plan Year.

1.070  Base Compensation means a Participant’s compensation, not in excess of such sum as established pursuant to Code §401(a)(17) for any calendar year, including as such compensation: (a) lump sum merit awards; (b) any amount which would be paid to the Participant absent elections under Sections 2.020(a) and 2.030(a); and (c) any amount which would be paid to the Participant absent an election to make elective employee contributions pursuant to a qualified cash or deferred arrangement under a cafeteria plan meeting the requirements of Code §125.  Base Compensation does not include amounts paid on a commission basis, overtime pay, extended workweek compensation, night work or other premium pay, bonuses, lump sum payments of severance compensation, any form of extra, contingent or supplementary compensation (including, but not limited to, lump sum payments for unused vacation) or compensation on an hourly payroll associated with membership in a collective bargaining unit with which retirement benefits are the subject of good faith bargaining and for which participation is contemplated and permitted under the Rockwell Collins Retirement Savings Plan for Bargaining Unit Employees.

Notwithstanding the foregoing, for the 2008 Plan Year, “Base Compensation” for purposes of determining the Company Matching Contributions shall include any salary deferred pursuant to the terms and conditions of the non-qualified Rockwell Collins Deferred Compensation Plan.

Effective January 1, 2008, Pre-tax Contributions may be made only from Base Compensation that constitutes “compensation” for purposes of Code § 415.  Compensation paid after termination of employment shall not be treated as “Base Compensation” unless it is regular compensation for services performed during employment, and is paid by the later of 2 ½ months after severance of employment or the end of the plan year in which such severance occurred.

1.080  Basic After-tax Contribution means an amount contributed by a Participant to the
Plan through payroll deductions pursuant to the Participant’s elections under Sections 2.020(b).

1.090  Basic Pre-tax Contribution means an amount contributed by a Participant to the Plan through payroll deductions  pursuant to the Participant’s elections under Sections 2.020(a).

1.100  Beneficiary means the one or more persons or trusts entitled to a Participant’s Accounts, pursuant to the provisions of Article VII, if the Participant should die prior to payment to him of his entire Accounts.

1.110  Board of Directors means the Board of Directors of Rockwell Collins; provided, however, that any action or determination under Sections 1.020, 1.140 and 1.230, as well as under Article XI, may be taken by any officer of the Company who is authorized to do so by the Board of Directors.

1.115  Catch-up Contributions means an amount contributed by a Participant to the Plan through payroll deductions pursuant to the Participant’s election under Section 2.045.

1.116  Catch-up Contribution Account means a Plan Account with respect to a Participant which is comprised of his Catch-Up Contributions, as adjusted for gains and losses related thereto.

1.120  Code means the Internal Revenue Code of 1986, as from time to time amended.

1.130  Collins Spin-off means the spin-off transaction, dated June 29, 2001, pursuant to which Rockwell International’s Avionics and Communications component businesses became a separate, stand-alone company, Rockwell Collins, Inc., and Rockwell International distributed to its then current shareowners shares of the common stock of that new company.

1.140  Company means Rockwell Collins, Inc., a Delaware corporation, and any Affiliated Company to which the Board of Directors has extended this Plan.

1.150  Company Match Account means a Plan Account with respect to a Participant which is comprised of his Company Matching Contributions, as adjusted for gains or losses related thereto.

1.160  Company Matching Contributions means the contributions made to the Trust Fund by the Company or an Affiliated Company pursuant to the provisions of Section 2.060.

1.170  Company Retirement Contribution Account means a Plan Account with respect to a Participant which is comprised of his Company Retirement Contributions, as adjusted for gains or losses related thereto.

1.180  Company Retirement Contributions means the contributions made to the Trust Fund by the Company or by an Affiliated Company pursuant to the provisions of Section 3.020(a).

1.190  Compensation means the compensation of a Participant, as is defined in Code §414(s).

1.200  Credited Service means and refers to the period of a Participant’s employment with the Company, an Affiliated Company and/or a predecessor to the Company which is utilized at any time in determining the Retirement Points accrued by the Participant for purposes of calculating the amount to be paid to the Plan as Company Retirement Contributions at such time on behalf of the Participant.  Credited Service will be determined on an elapsed time basis and will be equal to the Participant’s Company service as of the date of determination, using the Participant’s Employment Commencement Date with the Company, an Affiliated Company or a predecessor thereto (or, in certain cases, as determined by the Plan Administrator).

1.201  Default Investment Fund, effective October 1, 2006, is the Fidelity Freedom Fund with a target retirement date that is closest to the date the Participant will turn age 65.

1.204  Disability means a total and permanent physical or mental impairment for which the Participant has been found entitled to disability benefits under Social Security or the Company’s long-term disability plan.

1.205  Divested Business Employee means an individual who is no longer an Employee of the Company, because he is a current or former employee of a component of the Company which was sold, spun off or otherwise divested by the Company after the Effective Date.

1.210  EB Committee means the Rockwell Collins Employee Benefit Plan Committee.

1.220  Effective Date means June 30, 2001.

1.230  Eligible Employee means any Employee (including any officer) employed on a salary or weekly payroll of an Affiliated Company, or on the salary or weekly payroll of a division, plant, office or location of an Affiliated Company, to which the benefits of the Plan have been extended by the Board of Directors.  Eligible Employee does not include any director of the Company who is not an Employee, any Employee who is compensated by special fees or pursuant to a special contract or arrangement, or any Employee who is covered by a collective bargaining agreement for which participation is contemplated in the Rockwell Collins Retirement Savings Plan for Bargaining Unit Employees.

Eligible Employee does not include any person who is not treated by the Company as a common-law employee.  If an individual who is not treated by the Company or an Affiliated Company as an employee for federal tax withholding purposes is later determined (by a court or by an agency of any government) to have been a common law employee, such determination shall have no effect on the individual’s non-entitlement to participate in the Plan.

1.235  Eligible Employment Date means the date on which a person attains the status of being an Employee of the Company who is an Eligible Employee.

1.240  Eligible Retirement Compensation means a Participant’s compensation, not in excess of such sum as may be established pursuant to Code §401(a)(17) for any calendar year, which is utilized in determining the amount of Retirement Contributions to be made to the Plan pursuant to the provisions of the Retirement Contribution Sub-Plan.  Eligible Retirement Compensation consists of the classifications of income which are set forth and delineated in sub-Section (a) of this Section, but specifically does not include the classifications of income set forth and delineated in sub-Section (b).

(a)	Eligible Retirement Compensation includes the following classifications of income:

(1)	Base Compensation, as defined in Section 1.070;

(2)	if not otherwise included in paragraph (1), incentive payments which the Participant is paid under the Company’s incentive pay plan (IPP) for periods after the Company’s 2006 fiscal year;

(3)	if not otherwise included in paragraph (1), incentive payments which the Participant is paid under the Company’s incentive compensation plan (ICP)) for periods after the Company’s 2006 fiscal year;

(4)	overtime pay;

(5)	in the case of a Participant who is paid partly on a commission basis, his commissions for a particular pay period;

(6)	any non-periodic payments related to the performance of service which are classified by an Employer as “variable compensation”; and

(7)	elective Employer contributions under a cafeteria plan described in Code section 125.

(8)	Any salary deferred pursuant to the terms and conditions of the non-qualified Rockwell Collins Deferred Compensation Plan.

(b)	Eligible Retirement Compensation does not include the following classifications of income:

(1)
the value of any awards of options to purchase the stock of an Employer, including the difference between the exercise price and the fair market value of any such Employer stock purchased by the exercise of any such awards;

(2)	the amount of any cash and/or the value of any Employer stock awarded under any Long Term Incentive Plan (“LTIP”), if applicable;

(3)	any payments unrelated to the performance of services which are classified by an Employer as a “special payment” (e.g., sign-on bonuses or incentives);

(4)	any reimbursement for expenses; any relocation payments; or any tuition payments;

(5)	any foreign service premiums, differentials or allowances;

(6)	any patent awards; and

(7)	any other classification of income not described in sub-Section (a).

1.245  Eligible Retirement Plan means:

(a)	an individual retirement account described in Code §408(a),

(b)	an individual retirement annuity described in Code §408(b),

(c)	an annuity plan described in Code §403(a),

(d)
a qualified plan described in Code §401(a) which accepts an individual’s eligible rollover distributions, provided, however, that prior to January 1, 2007, if the distribution includes After-tax Contributions, such plan must be a defined contribution plan;

(e)
effective January 1, 2002, an annuity contract described in Code Section 403(b) or an eligible plan under Code Section 457(b) which is maintained by a State or a political subdivision of a State, which agrees to separately account for amounts transferred into such plan from this Plan; and

(f)
effective January 1, 2008, a Roth IRA, provided that prior to January 1, 2010, this subsection (f) applies only with respect to individuals who meet the income limits and filing status requirements under Code Section 408A(c)(3)(B).

Notwithstanding the foregoing, however, (i) in the case of an eligible rollover distribution to a Participant’s surviving spouse, only an individual retirement account or individual retirement annuity described in (a) or (b) above will be deemed to be an Eligible Retirement Plan, and (ii) in the case of a Beneficiary who is not the Participant’s surviving spouse, and who is designated beneficiary (as defined by Section 401(a)(9)(E)), only an individual retirement account or individual retirement annuity described in Code Section 402(c)(8)(B)(i) that is established treated as an inherited retirement account or inherited retirement annuity within the meaning of Code Section 408(d)(3)(c) will be considered an Eligible Retirement Plan.

1.250  Employee means any person who is employed by the Company or by an Affiliated Company, and will, to the extent permitted by Code §406, be deemed to include any United States citizen regularly employed by a foreign subsidiary or affiliate of the Company.

1.260  Employment Commencement Date means the date on which a person first becomes an Employee of the Company or an Affiliated Company.

1.270  Employment Severance Date  means:

(a)	the date on which an Employee quits, retires, is discharged or dies,

(b)
in the case of an Employee who remains absent from work pursuant to a written Leave, the first anniversary of such Leave, except that an Employee who has a Leave which is in excess of one (1) year who thereafter returns to work with the Company for a period at least equal to the entire period of the Leave will not be considered as having an Employment Severance Date by reason of such absence.  See Section 13.060 for rules applicable to Employees who return from Qualified Military Service.

(c)
Notwithstanding the foregoing, effective July 1, 2001, solely for purposes of determining an Employee’s Vesting Service, if an Employee is reemployed within the earlier of (i) 12 months from the date he quits, retires, or is discharged, or (ii) in the case of an Employee who quits retires, or is discharged while absent from service pursuant to a written Leave, 12 months from the date the Employee was first absent from service, the Employee will not be considered as having incurred an Employment Severance Date.

1.280  ERISA means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.290  Fund(s) means one or more of the Investment Funds (including the Rockwell Collins Stock Fund).

1.300  Hardship means an immediate and heavy financial need of the Participant for which the amount required is not reasonably available to the Participant from other sources and which arises for one of the following reasons:

(a)	the purchase (excluding mortgage payments) or construction of a principal residence for the Participant;

(b)	payment to prevent eviction from, or foreclosure on the mortgage on, the Participant’s principal residence;

(c)	payment of certain expenses related to the repair of the Participant’s principal residence, if such expenses would qualify for the casualty tax deduction;

(d)
payment of tuition, related educational fees and room and board expenses for post-secondary education for the Participant, his spouse or one or more of his children or other dependents (as defined in Code §152) to be incurred during the twelve (12) month period immediately following the date of his request for distribution; or

(e)
payment of expenses not covered by insurance which either have been previously incurred by the Participant for, or are necessary in order for the Participant to obtain, medical care (as described in Code §213(d)) for himself, his spouse or one or more of his dependents (as defined in Code §152);

(f)	payment of funeral expenses of a Participant’s spouse, parents, children or dependents; or

(g)	any other reason which is permitted under Code §401(k)(2)(B)(i)(IV).

1.310  Highly Compensated Group means those individuals who are “highly compensated employees” within the meaning of Code §414(q).  Effective January 1, 2006, the Highly Compensated Group is determined without application of the top twenty percent (20%) election, as described in Section 414(q)(3) of the Code.

1.320  Investment Fund means one of the investment vehicles which are made available to Participants from time to time by the EB Committee, as such investment vehicles are described in communications from such Committee or the Plan Administrator.

1.330  Layoff means an involuntary severance of employment, other than a discharge for cause.

1.340  Leave means a leave of absence which has been granted or approved by the Company.

1.350  Maternity or Paternity Leave means any period of absence by reason of the pregnancy of the Participant, the birth of a child of the Participant, the placement of a child with the Participant in connection with the adoption of such child by the Participant, or the caring for such child for a period beginning immediately following such birth or placement; provided, however, that the Participant will have complied with the Company’s request to furnish the Plan Administrator such timely information as may be reasonably required to establish that the absence is for such reason and the number of days for which there was such an absence.

1.360  Named Fiduciary means the EB Committee, the Plan Administrator, the Retirement Committee and the Trustee.

1.370  Non-Highly Compensated Group means Employees who are not in the Highly Compensated Group, as determined by the Plan Administrator.

1.380  Participant means a person who has elected to participate in the Plan in accordance with Article II, or who is a Participant in the Retirement Contribution Sub-Plan under Article III, provided, however, that such term will include a person who no longer has an effective election under Article II and has ceased to be eligible for the Retirement Contribution Sub-Plan only so long as he retains an Account under the Plan.

1.390  Participant Contributions means, as applicable, a Participant’s:

(a)	Basic Pre-tax and Basic After-tax Contributions;

(b)	Supplemental Pre-tax and Supplemental After-tax Contributions;

(c)	Catch-up Contributions; and

(d)	Transfer and/or Rollover Contributions.

1.400  Plan means this Rockwell Collins Retirement Savings Plan, as from time to time amended.

1.410  Plan Administrator means the person from time to time so designated by the EB Committee to carry out the administrative functions of this Plan.

1.420  Plan Year means the period commencing on the Effective Date of the Plan and ending on December 31, 2001 and each full calendar year thereafter.

1.429  Pre-tax Contributions. means contributions made by a Participant on a pre-tax basis under Section 2.020 or 2.030.

1.430  Pre-tax Contribution Account means a Plan Account with respect to a Participant which is comprised of his Basic Pre-tax Contributions, Supplemental Pre-tax Contributions and Catch-up Contributions, all as adjusted for gains or losses.

1.440  Pre-tax Contribution Percentage Limit means the maximum contribution percentage in each Plan Year for Highly Compensated Group Participants and, for any Plan Year, may be equal to either (a) or (b) below:

(a)	the Average Pre-tax Contribution Percentage for the Non-Highly Compensated Group for the current year, multiplied by one and twenty-five hundredths (1.25); or

(b)	the lesser of

(1)	an amount which does not exceed the Average Pre-tax Contribution Percentage for the Non-Highly Compensated Group for the current year by more than two (2) percentage points, or

(2)	the Average Pre-tax Contribution Percentage for the Non-Highly Compensated Group for the current year, multiplied by two (2).

If a Participant who is a member of the Highly Compensated Group is a participant in any other plan established or maintained by an Affiliated Company pursuant to which elective deferrals under a cash or deferred arrangement or matching contributions, both as defined in Code §401(m)(4), or employee contributions, are made, such other plan will be deemed to be a part of this Plan for the purpose of determining the Pre-tax Contribution Percentage Limit with respect to that Participant.

This Section 1.440 is effective January 1, 2006.

1.448  Qualified Military Service. means an absence from active employment with the Company or an Affiliated Company in order to perform duty on a voluntary or involuntary basis in a uniformed service, as that term is defined for purposes of USERRA, provided that, except as otherwise required by law (a) the Employee (or an appropriate officer of the uniformed services) has given advance written or verbal notice of such service to the Company; (b) the cumulative length of the absence and of all previous absences from a position of employment with the Affiliated Companies by reason of service in the uniformed services does not exceed five years; and (c) the Employee returns to employment or submits an application for reemployment with the Company or an Affiliated Company within the time provided under USERRA.  Such Qualified Military Service shall be determined as provided under USERRA.

1.450  Reemployment Date means the date on which a person first becomes an Employee of the Company or an Affiliated Company following an Employment Severance Date.

1.460  Retirement Committee means the committee, namely the Company’s Retirement Committee, established by the Plan Administrator to carry out the responsibilities set forth in Article X.

1.465  Retirement Point refers to the measure set forth and calculated in Section 3.020(b) upon which Retirement Contributions are made to the Plan on behalf of each Participant in the Retirement Contribution Sub-Plan.

1.470  Rockwell Collins means Rockwell Collins, Inc. a Delaware corporation, including any Affiliated Company.

1.480  Rockwell Collins Stock Fund means the Fund described in Section 8.020(b), which was established by the Trustee to receive and hold Company Matching Contributions made in the form of Rockwell Collins common stock, as well as to purchase and hold such Rockwell Collins common stock as an Investment Fund.

1.490  [Reserved]

1.500  [Reserved]

1.510  [Reserved]

1.520  Rollover Account means a Plan Account described in Section 2.050 which has as its purpose the holding of amounts which are received by the Plan on a Participant’s behalf as a Rollover Contribution or a Transfer Contribution, as adjusted for gains and losses related thereto.

1.530  Rollover Contributions mean the amounts described in Section 2.050 which are transferred to a Participant’s Rollover Account pursuant to the terms of subsection (c) of that Section.

1.540  Sub-Plan means and refers, as applicable, to the 401(k) program described in Article II and to the Retirement Contribution program described in Article III.

1.550  [Reserved]

1.560  Supplemental After-tax Contributions means the amounts contributed by a Participant to the Plan through payroll deductions pursuant to the Participant’s election under Section 2.030(b).

1.570  Supplemental Pre-tax Contributions means the amount contributed by a Participant to the Plan through payroll deductions pursuant to the Participant’s election under Section 2.030(a).

1.580  Tender Offer means any tender offer for, or request or invitation for tenders of, common stock subject to §14(d)(1) of the Securities Exchange Act of 1934, as amended, or any regulation thereunder, except for any such tender offer or request or invitation for tenders made by the Company.

1.590  Transfer Contributions mean the amounts which are transferred to a Participant’s Account pursuant to the terms of Section 2.050(a) and (b) of this Plan.

1.600  Trust Agreement means the trust agreement entered into pursuant to Article VIII of this Plan.

1.610  Trust Fund means the fund, including the earnings thereon, held by the Trustee for all contributions made under this Plan by Participants and the Company.

1.620  Trustee means the trustee or trustees of the trust described in Article VIII of this Plan.

1.625  USERRA means the Uniformed Services Employment and Reemployment Rights Act, 38 U.S.C. §§ 4301, et seq., as amended from time to time.

1.630  Valuation Date means any New York Stock Exchange trading day.

1.640  Vesting Service means the period commencing with an Employee’s Employment Commencement Date and ending with his next following Employment Severance Date and the period from an Employee’s Reemployment Date to his subsequent Employment Severance Date. If a Participant was employed by Rockwell International Corporation immediately prior to consummation of the Collins Spin-off and, as a result of the said Collins Spin-off, became an Employee of the Company as of the distribution date for the Spin-off, the Participant’s service with Rockwell International Corporation will be considered in determining the amount of the Participant’s Vesting Service hereunder.

ARTICLE II:   401(k) SUB-PLAN

2.010  Participation.

(a)
An Eligible Employee hired prior to October 1, 2006 will be permitted to elect to become a Participant in the Plan as soon as is practicable following his commencement of service with the Company.  To the extent administratively feasible, an Eligible Employee’s election to contribute to the Plan will become effective on the first payroll payment date following his commencement of service as an Eligible Employee (or if later, the first payroll date following receipt of his or her election under Section 2.020), and will remain in effect, unless he elects otherwise, so long as he continues to be an Eligible Employee.

(b)
An Eligible Employee hired on or after October 1, 2006 will be deemed to have elected to become a Participant in this 401(k) Sub-Plan, and will be automatically enrolled in the Plan at a 2% Basic Pre-tax Contribution rate, effective 45 to 60 days after his Eligible Employment Date (as administratively practical), unless he has made a positive election not to participate, or to participate at a different level, as provided under Section 2.020, at that time. The Participant will be provided a notice of his automatic enrollment at least 30 days prior to the date his automatic enrollment will take effect.  Such automatic enrollment and deemed election will continue in effect unless and until the Participant makes a positive election not to participate, or to participate at a different level or type of contribution, as permitted under Section 2.020.   Once made, contributions to the Plan under the provisions of this Section 2.010 can not be withdrawn unless the participant meets the requirements set forth in Article VI.  Contributions under such deemed election will be made to the Plan’s Default Investment Fund, unless otherwise directed by the Participant.

2.020  Basic Contributions — General.   A Participant may take either or both of the actions described in subsections (a) and (b) below:

(a)
elect to defer receipt of an amount equal to 1% through 8% (or 1% through 6%, in the case of a Participant employed in a business, division or location identified in Appendix E) of his regular Base Compensation (such deferral to be elected in whole percentages) and to instead have that amount paid to the Plan as a Basic Pre-tax Contribution to his Pre-tax Contribution Account; or

(b)
authorize deducting (such deduction to be authorized in whole percentages) from his regular Base Compensation 1% through 8% (or 1% through 6%, in the case of a Participant employed in a business, division or location identified in Appendix E) and then have the amount of such deduction (as adjusted for all applicable taxes due on that amount) paid to the Plan as a Basic After-tax Contribution to his After-tax Contribution Account.

The percentages elected to be deferred or deducted and then made as Basic Pre-tax and Basic After-tax Contributions will together not exceed 8% (or, as applicable, 6%) of the Participant’s Base Compensation.

Notwithstanding the foregoing, if the Pre-tax Contributions of a Participant who had elected to contribute a percentage of his or her Base Compensation for the 2008 Plan Year would be limited by the removal of salary amounts deferred under the Rockwell Collins 2005 Deferred Compensation Plan from “Base Compensation” for purposes of Pre-tax Contributions in 2008, the Participant will be deemed to have elected to contribute a specific dollar amount from his Base Compensation equal to the amount obtained by multiplying the Participant’s Base Compensation (determined using the definition in effect under Section 1.070 prior to 2008) by the percentage elected by the Participant for 2008 (as modified from time to time during the year, if applicable), but not to exceed $15,500.  Any such contribution in excess of 8% (or as applicable, 6%) of Base Compensation shall be treated as a Supplemental Pre-tax Contribution.

2.030  Supplemental Contributions — General.  A Participant who has made the maximum elections and/or authorizations described in Section 2.020 will also be permitted to take either or both of the actions described in subsections (a) and (b) below:

(a)	(1)
if he is a non-Highly Compensated Employee, elect to defer receipt of an amount equal to 9% through 50% (or 7% through 50%, in the case of a Participant who is employed in a business, division or location identified in Appendix E) of his regular Base Compensation (such deferral to be elected in whole percentages), and to instead have that amount paid to the Plan as a Supplemental Pre-tax Contribution to his Pre-tax Contribution Account;

(2)
if he is a Highly Compensated Employee, elect to defer receipt of an amount equal to 9% through 20% (or 7% through 20%, in the case of a Participant who is employed in a business, division or location identified in Appendix E) of his regular Base Compensation (such deferral to be elected in whole percentages), and to instead have that amount paid to the Plan as a Supplemental Pre-tax Contribution to his Pre-tax Contribution Account; or

(b)
authorize having deducted (such deduction to be authorized in whole percentages) from his regular Base Compensation 9% through 50% (or 7% through 50%, in the case of a Participant who is employed in a business, division or location identified in Appendix E) and then have the amount of such deduction (as adjusted for all applicable taxes due on that amount) paid to the Plan as a Supplemental After-tax Contribution to his After-tax Contribution Account;

The percentages elected to be deferred or deducted and then made as Supplemental Pre-tax and After-tax Contributions, when combined with his Basic Pre-tax and After-tax Contributions, will not exceed 50% of the Participant’s Base Compensation.

2.040  Changes Between Pre-tax and After-tax Contributions.   A Participant will be permitted to elect to increase or decrease at any time (and as often as he wishes) the rate of his Pre-tax and After-tax Contributions.  Any such increase or decrease of the rate of the Participant’s Pre-tax and After-tax Contributions will be effective as soon as is reasonably possible after receipt by the Plan Administrator of the Participant’s election.

2.045  Catch-up Contributions.   In addition to the Basic Pre-tax Contributions and the Supplemental Pre-tax Contributions described, respectively, in Sections 2.020 and 2.030, subject to Section 2.085, and notwithstanding any of the nondiscrimination rules (as described in Code §401(a)(4)) or limitations on Participant Contributions as are otherwise in effect under this Plan, including, but not limited to any such rules or limitations as are set forth in Sections 2.080 and 12.010, any Participants in the Plan who on or prior to the last day of a Plan Year will have attained age 50 will be permitted to elect to have an additional amount contributed as a pre-tax Catch-up Contribution to the Plan on his behalf during that Plan Year, so long as the total of any such Catch-up Contributions during the Plan Year are not in excess of the applicable dollar amount set forth in the said Section 2.085.

2.050  Transfers and Rollover Contributions.  Transfers and rollovers to this Plan of a Participant’s interest in another individual account plan will be permitted as set forth below:

(a)
A Participant who is presently an Eligible Employee but who formerly though an Employee was not an Eligible Employee will have his account balances in any other individual account plan of the Company or an Affiliated Company automatically transferred to this Plan.  Such transferred account balances (which may be in cash, common stock, participant loans or any combination thereof) will constitute Transfer Contributions.

(b)
The Company or the EB Committee may agree from time to time with another company or with the named fiduciary of a defined contribution plan sponsored by such company for the other company or named fiduciary to cause the account balances of individuals who were participants in such defined contribution plan to be transferred to this Plan in conjunction with the Company’s acquisition of a part of all of such other company (the Collins Spin-off being specifically included as such a transaction), such transfer to be consistent with and subject to the terms of any such agreement between the Company or the EB Committee and such the other company or named fiduciary.

(c)
Any portion of the Transfer Contributions under paragraph (a) or (b) above that are attributable to contributions made by the Participant on a pre-tax basis shall be subject to this Plan’s restrictions on distribution of Pre-tax Contributions except as provided in the next sentence with respect to protected benefits, rights and features.  Any benefit, right, or feature relating to a Transfer Contribution that is subject to the protections of Code §411(d)(6) and the regulations issued thereunder shall be preserved.  Any amendment to this Plan needed to preserve any benefit, right or feature relating to such Transfer Contributions shall be set forth in an appendix to this Plan, and such amendments shall supercede any provision in this Plan to the contrary to the extent required by law with respect to the affected Transfer Contribution.

(d)
A Participant who is an Eligible Employee may elect (by providing the Plan Administrator with notice thereof) to have the entire amount credited to his account in a qualified individual account plan of a former employer transferred from such plan to this Plan as a Rollover Contribution, subject to the following:

(1)
Such Rollover Contributions are eligible for receipt hereunder only if they are in the form of cash and are derived entirely from employee contributions or vested employer contributions to a retirement plan described in and subject to Code §401(a), a tax-sheltered annuity plan described in and subject to Code §403(b) or a governmental retirement plan described in and subject to Code §457.

(2)	No portion of such Rollover Contributions may be derived from a transfer from a qualified plan which at any time had permitted benefit payments in the form of a life annuity.

Any portion of a Participant’s Rollover Account which is attributable to a Transfer Contribution under subsections (a) or (b), or to a Rollover Contribution under subsection (d), will be deemed to be Participant Contributions hereunder and subject to the investment transfer provisions of Section 4.020, except that any portion of such a Rollover Account which consists of Transfer Contributions under subsection (a) of Rockwell Collins common stock which were attributable to employer matching contributions made under another individual account plan of the Company or an Affiliated Company will be held in the Rockwell Collins Stock Fund and will be subject to the same limitations and provisions of Section 4.040 as govern transfers of interests attributable to Company Matching contributions out of the said Rockwell Collins Stock Fund.

2.060  Matching Contribution Formula – General.   The Company will contribute to the Plan on behalf of each Participant out of its current or accumulated profits Company Matching Contributions equal to 75% (50%, in the case of a Participant who is employed in a business, division or location identified in Appendix E) of such Participant’s Basic Pre-tax Contributions and Basic After-tax Contributions made pursuant to Section 2.020.  Such Company Matching Contributions will be made in the form and subject to the limitations set forth below.

Notwithstanding the foregoing (or the provisions of Section 2.070(b)), for the 2008 Plan Year, the Company’s Matching Contributions will equal 75% (50% in the case of a Participant who is employed in a business, division or location identified in Appendix E) of the Participant’s aggregate Pre-tax Contributions and After-tax Contributions that are not in excess of eight percent (8%) of the Participant’s Base Compensation, as defined in Section 1.070 for purposes of such Matching Contributions.

2.070  Rules Concerning Matching Contributions.

(a)
Prior to October 1, 2006, Company Matching Contributions will not be made by the Company on behalf of a Participant until the Participant has completed six (6) months of employment with the Company or an Affiliated Company.  Effective October 1, 2006, however, the above six-month requirement is eliminated and such Company Matching Contributions will be made as soon as is practicable following an Eligible Employee becoming a Participant in the 401(k) Sub-Plan.

(b)
No Company Matching Contributions will be made with respect to a Participant’s Supplemental Pre-tax Contributions or Catch-up Contributions, or with respect to any Supplemental After-tax Contributions or Rollover Contributions or Transfer Contributions made by the Participant.

(c)
Company Matching Contributions will be made in the form of Rockwell Collins common stock, but may be made, in the discretion of the Board of Directors, in cash or in any combination of cash and Rockwell Collins common stock.  Rockwell Collins common stock which is contributed will be valued at the New York Stock Exchange closing price on the Valuation Date immediately preceding the date on which the contribution is made.

(d)
Company Matching Contributions, whether they are made in the form of Rockwell Collins common stock or cash, will be directed to Rockwell Collins Stock Fund when they are contributed and, unless transferred to an Investment Fund pursuant to Section 4.040, will remain in the Rockwell Collins Stock Fund, along with any dividends or other earnings on such common stock or cash.

2.080  Limitations on Employee Pre-tax Contributions.

(a)	The aggregate amount in any calendar year of all of a Participant’s:

(1)	Basic and Supplemental Pre-tax Contributions to this Plan;

(2)	elective deferrals under any other cash or deferred arrangement (as defined in Code §402(g)); and

(3)	elective employer contributions to any simplified employee pension (as defined in and pursuant to, respectively, Code §§408(k)(1) and (6))

may not exceed such sum as may be established under Code §402(g)(5) for such year.

(b)
Prior to the beginning of, and periodically during, each Plan Year, the Plan Administrator will cause a test to be conducted of Pre-tax Contribution elections under Sections 2.020(a) and 2.030(a), in order to determine whether the Average Pre-tax Contribution Percentage for the Highly Compensated Group exceeds the Pre-tax Contribution Percentage Limit. If it is determined that the Pre-tax Contributions made for any Plan Year by the Highly Compensated Group would (if not reduced) cause the Average Pre-tax Contribution Percentage of that Group to exceed the Pre-tax Contribution Percentage Limit, the Plan Administrator will first reduce any Supplemental Pre-tax Contributions and then the Basic Pre-tax Contributions elected by Participants in the Highly Compensated Group, so that the Pre-tax Contribution Percentage Limit will not be exceeded for the Plan Year.  In the event that at the end of the Plan Year, the Pre-tax Contribution Percentage is nevertheless exceeded, the Pre-tax Contribution Accounts of the Highly Compensated Group shall be reduced as provided herein:

(1)
Such reduction will be made by first reducing the Pre-tax Contributions of Highly Compensated Group Participants who have the greatest dollar amount of Pre-tax Contributions (but not below the Highly Compensated Group Participants with the next highest dollar amount of Pre-tax Contributions), and then, if necessary, reducing the Pre-tax Contributions of the Highly Compensated Group Participants with the next highest dollar amount of Pre-tax Contributions (including the Pre-tax Contributions of the Highly Compensated Group Participants whose Pre-tax Contributions have already been reduced by the Plan Administrator), and continuing in descending order until the Average Pre-tax Contribution Percentage for the Highly Compensated Group satisfies the Pre-tax Contribution Limit.

(2)
Unless re-characterized as provided in subparagraph (d), such excess Pre-tax Contributions will be distributed (along with the earnings attributable to such excess Pre-tax Contributions as determined in accordance with Treas. Reg. § 1.401(k)-2(b)(2)(iv)) to the affected Participants who are Highly Compensated Group Participants as soon as practicable after the end of such Plan Year and in all events prior the end of the next following Plan Year.  Any Matching Contributions attributable to Basic Pre-tax Contributions distributed hereunder (or re-characterized as Supplemental After-tax Contributions under paragraph (d)) shall be forfeited.

(c)
Reductions in Basic or Supplemental Pre-tax Contributions pursuant to subsection (b) of this Section will continue for the remainder of the Plan Year, unless the Plan Administrator determines that changed circumstances permit a revision of such Pre-tax Contributions, in which case the Plan Administrator will determine the amount by which such Pre-tax Contributions may be revised for the balance of the Plan Year.

(d)
The amount representing the additional amount of Base Compensation which would have been contributed as Supplemental Pre-tax or Basic Pre-tax Contributions on behalf of the Participant if not for the limitations specified under Code §402(g)(5) will be contributed by the Participant to the Plan, as appropriate, as Supplemental After-tax or Basic After-tax Contributions.  In addition, to the extent permitted by regulation, the Plan Administrator may during or following a Plan Year cause Supplemental or Basic Pre-tax Contributions made on behalf of Highly Compensated Participants to be re-characterized (on a uniform and non-discriminatory basis) as Supplemental or Basic After-tax Contributions to the extent necessary to prevent the Average Pre-tax Contribution Percentage for that Plan Year for those Participants from exceeding the Pre-tax Contribution Percentage Limit.

2.085  Limits for Catch-up Contributions.  Notwithstanding the limitations set forth in the preceding Section or any other provision of this Plan, the aggregate amount of Catch-up Contributions for a given Plan Year of any Participant who, as of the end of a Plan Year, is at least age fifty (50) and who intends to have Basic and Supplemental Pre-tax Contributions made to the Plan during the Plan Year which could be in excess of the limit set forth in the said Section, will be permitted to elect to have Catch-up Contributions made on his behalf to the Plan up to the maximum amount permitted for the Plan Year under Code § 414(v).

To the extent that any such Catch-up Contribution is in excess of the limits of this Section and, if not otherwise limited pursuant to any other provisions of this Plan which are applicable to Participant Contributions or Company Matching Contributions, such excess will nevertheless be contributed to the Plan as an After-tax Contribution of such Participant.

2.090  Limitations on After-Tax Contributions and Company Matching Contributions.

(a)
Prior to the beginning of, and periodically during, each Plan Year, the Plan Administrator will cause a test to be conducted of After-tax Contribution elections under Sections 2.020(b) and 2.030(b), in order to determine whether the Average After-tax Contribution Percentage for the Highly Compensated Group exceeds the After-tax Contribution Percentage Limit. If it is determined that the after-tax and matching contributions made for any Plan Year by or on behalf of the Highly Compensated Group would (if not reduced) cause the Average After-tax Contribution Percentage of that Group to exceed the After-tax Contribution Percentage Limit, the Plan Administrator will first reduce any Supplemental After-tax Contributions and then the Basic After-tax Contributions elected by Participants in the Highly Compensated Group, so that the After-tax Contribution Percentage Limit will not be exceeded for the Plan Year.  In the event that at the end of the Plan Year, the After-tax Contribution Percentage is nevertheless exceeded, the After-tax Contributions of the Highly Compensated Group shall be reduced as provided herein:

(1)
Such reduction will be made by first reducing the After-tax Contribution Accounts of Highly Compensated Group Participants who have the greatest dollar amount of after-tax and matching contributions (but not below the Highly Compensated Group Participants with the next highest dollar amount of After-tax Contributions), and then, if necessary, reducing the After-tax Contributions of the Highly Compensated Group Participants with the next highest dollar amount of After-tax Contributions (including the After-tax Contributions of the Highly Compensated Group Participants whose After-tax Contributions have already been reduced by the Plan Administrator), and continuing in descending order until the Average After-tax Contribution Percentage for the Highly Compensated Group satisfies the After-tax Contribution Limit.

(2)
Such excess After-tax Contributions will be distributed (along with the earnings attributable to such excess After-tax Contributions) to the affected Participants who are Highly Compensated Group Participants as soon as practicable after the end of such Plan Year and in all events prior the end of the next following Plan Year.  Any Matching Contributions attributable to Basic After-tax Contributions distributed hereunder shall be forfeited.

(b)
Reductions in Basic or Supplemental After-tax Contributions pursuant to subsection (a) of this Section will continue for the remainder of the Plan Year, unless the Plan Administrator determines that changed circumstances permit a revision of such contributions, in which case the Plan Administrator will determine the amount by which such contributions may be revised for the balance of the Plan Year.

(c)
If it is determined as a result of tests of contribution elections pursuant to subsection (a) that there will be ‘excess aggregate contributions’ (as defined in and determined pursuant to Code §401(m)(6)) in any Plan Year, such excess aggregate contributions and all income allocable thereto will be distributed, or, if forfeitable, forfeited, in the manner and within the time required by the said §401(m)(6).

ARTICLE III: RETIREMENT CONTRIBUTION SUB-PLAN

Effective as of October 1, 2006, in addition to the Code §401(k) program described in Article II, Eligible Employees will be Participants in a Sub-Plan known as the “Retirement Contribution Sub-Plan,” the terms of which will be as are set forth in this Article III.

3.010  Participation.

(a)
Each Employee who is an Eligible Employee on October 1, 2006 will automatically become a Participant in this Retirement Contribution Sub-Plan on that date; provided, however, that Employees who are otherwise Eligible Employees but who are employed in a business, division or location identified in Appendix E will not be eligible to become Participants in this Sub-Plan prior to October 1, 2007.

(b)
Any Eligible Employee whose Eligible Employment Date is subsequent to October 1, 2006 will become a Participant in this Retirement Contribution Sub-Plan on his Eligible Employment Date, except, however, that Employees who are otherwise Eligible Employees but who are employed in a business, division or location identified in Appendix E will be not eligible to become Participants in this Sub-Plan prior to October 1, 2007.

3.020  Retirement Contributions.  The Company will contribute to this Retirement Contribution Sub-Plan, out of its current or accumulated profits and on behalf of each Participant in the Sub-Plan, Company Retirement Contributions equal to a percentage of such Participant’s Eligible Retirement Compensation for such pay period.  The percentage applicable to each such Participant for any pay period will be calculated and determined pursuant to the method set forth in sub-Section (a) and the Eligible Retirement Compensation to be considered in such calculation will be equal to such amounts as are determined pursuant to the provisions of sub-Section (b).  The form of such Retirement Contributions and the method of their initial and ongoing investment hereunder are set forth in sub-Section (c).

(a)	Retirement Points	Contribution Percentage

	0 to 34	0.5%
	35 to 44	1.0%
	45 to 54	2.0%
	55 to 64	3.5%
	65 to 74	5.0%
	75 and above	6.0%

The Retirement Points referred to with respect to each Participant will be calculated on a monthly basis and will be equal to the “rounded down” whole number obtained by adding the Participant’s age and Credited Service as of the end of the month following the month in which such determination is made.  For this purpose, age will calculated by taking the current month and year, subtracting the Participant’s birth month and year (days being disregarded) and adding one month.  Credited Service will be determined on an elapsed time basis and will be equal to the Participant’s Credited Service as of the date of determination, using the later of the Participant’s Employment Commencement Date with the Company, an Affiliated Company or (in certain cases and as determined by the Plan Administrator) a predecessor employer or October 1, 2006 plus Credited Service, as determined under the applicable sub-plan provisions of the Rockwell Collins Pension Plan, earned through September 30, 2006 and, effective October 1, 2006, adjusted by adding one month to such span of Credited Service.  An employee who is active on payroll at least one day in the calendar month shall be treated as having earned 1/12 of a year of Credited Service.

Notwithstanding the foregoing, for a Participant employed with Rockwell Collins Simulation and Training Solutions (“STS”), Credited Service shall be determined on an elapsed time basis beginning on the later of October 1, 2007 or the Participant’s Employment Commencement Date with STS.  In the case of a Participant who had Credited Service under this Section with an Affiliated Company other than STS, and subsequently transfers to STS, his Credited Service will equal (a) the Credited Service earned under this Section for periods prior to such transfer, plus (b) the Credited Service earned with STS after the later of October 1, 2007 or the date of such transfer.

In addition to the rules outlined above;

(1)	a Participant who is on a medical Leave will continue to earn Credited Service for a period of up to one year, beginning with a the first day of his leave (whether paid or unpaid

(2)
a Participant who enters Qualified Military Service and has reemployment rights under USERRA will earn Credited Service for the entire period of his military service, if he returns to employment with the Company after the conclusion of such service within the time provided by law; and

(3)	a Participant who is laid off by the Company and later returns to employment with the Company will earn up to one year of Credited Service for the period of his layoff, beginning with his layoff date.

(b)
The compensation against which the above percentages will be considered for each pay period in calculating the Company Retirement Contribution will be equal to the Participant’s Eligible Retirement Compensation, as defined in Section 1.240 of this Plan, for such period, with such Eligible Retirement Compensation specifically including any incentive payments to which the Participant may be entitled under the Company’s incentive pay plan (IPP) or its incentive compensation plan (ICP) which are payable for periods after the Company’s 2006 fiscal year.

(c)	(1)
A Participant’s Company Retirement Contributions each pay period will be made in cash and will be invested in the same Investment Funds and in the same relative percentages as are in effect for each individual Participant’s Pre-tax and After-tax Contributions under the 401(k) Sub-Plan at that time and will be subject to the same investment change provisions as are set forth in that Sub-Plan.  In the case of any Participant in this Sub-Plan who is not a Participant in the 401(k) Sub-Plan, Retirement Contributions will be invested in the appropriate Freedom Fund which is applicable to his age (e.g., such a Participant who will be age 65 in calendar year 2025 will have his Retirement Contributions directed to the 2025 Freedom Fund), until such time as he takes action to elect otherwise.

(2)
Following such amounts being contributed to the Sub-Plan and such assets being included in the Plan’s Trust Fund, the provisions of Article IV concerning the transfer of assets among the Plan’s Investment Funds will be applicable to such Retirement Contributions.

ARTICLE IV:   PLAN INVESTMENTS

4.010  Investment Elections.  In addition to the elections and authorizations set forth in Article II, a Participant will be permitted to elect in which Investment Funds his Participant Contributions will be invested.  The Investment Funds into which the said Contributions may be invested are determined by the EB Committee from time to time, and are described in communications from such Committee or the Plan Administrator.

(a)	Such investments will be elected by the Participant among the Investment Funds in one percent (1%) increments, with the total of the elected percentage increments equaling one hundred percent (100%).

(b)	The Participant will be permitted to change, on a daily basis, any previous Investment Fund election or elections he has made with regard to his Contributions pursuant to subsection (a).

(c)
The elections and changes to such elections which a Participant makes pursuant to this Section will be made by means of any method (including any available telephonic or electronic method which is acceptable to the Plan Administrator at the time the election or change is made by the Participant), and may be made at any time and will be effective as of the New York Stock Exchange closing immediately following the making of that election or change; provided, however, if it is determined by the Plan Administrator or his delegate that an investment election made by a Participant is invalid or defective, the Participant’s election, until duly revised by him, will be deemed to have been made in favor of the Plan’s Default Investment Fund which is applicable to his age (e.g., such a Participant who will be age 65 in calendar year 2025 will have his contributions directed to the 2025 Freedom Fund).

4.020  Transfers among Investment Funds.

(a)
A Participant will be permitted to have the whole or a portion of the value of his interest in any of the Plan’s Investment Funds which is attributable to his own Participant Contributions transferred out of such Fund and into any one or more of the other Investment Funds.

(b)
The transfers described in the preceding sub-Section include transfers of interests into or out of the Rockwell Collins Stock Fund (specifically including any interest a Participant may have in the Fund with respect to Company Matching Contributions, Participant Contributions, ESOP Contributions, and Company Retirement Contributions); provided, however, subsequent Company Matching Contributions made on such a Participant’s behalf will continue to be directed into the Rockwell Collins Stock Fund.

4.030  General Transfer Rules and Limitations.   The Fund transfers described in the preceding Sections will be subject to the following limitations:

(a)
Any such transfer will be effected in dollar amounts or in increments of 1% of the value of the Participant’s interest in a transferring Fund, but in no event will any such transfer be in an amount less than Two Hundred and Fifty Dollars ($250.00), except that if the balance of a Participant’s interest in a Fund is less than Two Hundred and Fifty Dollars ($250.00), the Participant may elect to have the entire balance of his interest in the Fund transferred.

(b)
Transfer elections may be made at any time, but each such election by a Participant will be effective and be thereafter irrevocable as of the New York Stock Exchange closing immediately following the Participant’s election.  The elections may be made by means of any method (including any available telephonic or electronic method) which is acceptable to the Plan Administrator; provided, however, that, if it is determined by the Plan Administrator or his delegate that an investment election made by a Participant is invalid or defective, the Participant’s election will, until duly corrected by him, be deemed to have not been made.

4.040  Participant’s Accounts.   Separate Participant Contribution, Rollover (if applicable) and company contribution accounts will be established and maintained by the Trustee to represent all amounts, adjusted for gains or losses thereon, which have been contributed by or on behalf of a Participant as Participant Contributions, Rollover Contributions, Transfer Contributions, Company Matching Contributions and Company Retirement Contributions.  Such separate Accounts must contain sufficient information to permit a determination of the dollar balance of the Participant’s Accounts at any time and to permit, with respect to the Rockwell Collins Stock Fund, a determination of the number of equivalent shares of common stock held on the Participant’s behalf in at Stock Fund.  Each Contribution on behalf of a Participant to the Rockwell Collins Stock Fund or an Investment Fund, and each payment made to a Participant from the Rockwell Collins Stock Fund or an Investment Fund will result in a credit or charge to the Account representing the Participant’s interest in such Fund.  In addition, participants may elect to receive dividend proceeds on Rockwell Collins common stock held in the Rockwell Collins Stock Fund as a direct cash payment or may elect to purchase, additional shares of Rockwell Collins common stock for that Stock Fund and, therefore, will result in appropriate adjustments to the balances in the said Stock Fund and to the value of the Participant’s interest in that Fund.

4.050  Valuation and Participant Statements.  As of each Valuation Date, an amount equal to the fair market value of the Funds (other than dividends received which are attributable to whole shares of Rockwell Collins common stock which were or are to be transferred to Participant Accounts subsequent to the record date for such dividend) will be determined by the Trustee in such manner and on such basis as it may deem appropriate.  At least annually, but more frequently, if the Plan Administrator should so determine, the Trustee will forward by mail to each Participant a statement, in such form as the Plan Administrator deems appropriate, setting forth pertinent information relative to each Participant’s Accounts.  Such statement will, for all purposes, be deemed to have been accepted as correct, unless the Plan Administrator (or the Trustee, as the case may be) is notified to the contrary by mail within sixty (60) days of the date on which it was mailed to the Participant.

ARTICLE V:  VESTING AND ACCOUNT DISTRIBUTIONS

5.010  Vesting.

(a)
Every Participant will at all times have a One Hundred Percent (100%) vested and nonforfeitable interest in his After-tax Contribution Account, Pre-tax Contribution Account, Catch-up Contribution Account, Rockwell Collins Stock Fund ESOP Account, and, if applicable, Rollover Account.

(b)
A Participant who attains age fifty-five (55) after the Effective Date while still an Employee will thereafter have a One Hundred Percent (100%) vested and nonforfeitable interest in his Company Match Account and his Company Retirement Contribution Account.  A Participant who has not yet attained age fifty-five (55), but has at least three (3) years of Vesting Service after the Effective Date will have a One Hundred Percent (100%) vested and nonforfeitable interest in his Company Match Account and his Company Retirement Contribution Account.

(c)
Subject to subsection (b) above, a Participant who terminates employment at any time after the Effective Date and prior to completing three (3) years of Vesting Service will forfeit the portion of his Company Match Account and Company Retirement Contribution Account which is not vested on his Employment Severance Date:

(1)
upon the Participant’s receipt of a distribution of all of his vested Account balances following his Employment Severance Date, but the Participant may have the said forfeiture restored, if he is reemployed by the Company or an Affiliated Company and repays the previously distributed amount within five (5) years of his Employment Severance Date.

(2)
on the fifth anniversary of his Employment Severance Date, even though he does not receive a distribution as a result of his termination of employment and even though he is reemployed by the Company or an Affiliated Company, if  his Reemployment Date is not within five (5) years of his Employment Severance Date;

provided, however, that a Participant’s Vesting Service with respect to Company Matching and Company Retirement Contributions made after his Reemployment Date will include his Vesting Service prior to his Employment Severance Date, if his Reemployment Date is less than five (5) years after his prior Employment Severance Date.

(d)
Notwithstanding any other provision in this Section to the contrary, if the vesting provisions in subsection (b) of this Section should be amended in the future, a Participant who has completed three (3) years of Vesting Service at that time may elect to have his vested percentage in his Company Match and Company Retirement Contribution Accounts determined under the vesting provisions of subsection (b) as they were set forth prior to the said amendment.

(e)
Any Participant who is a Divested Business Employee will have a One Hundred Percent (100%) vested and nonforfeitable interest in his Company Match or Company Retirement Contribution Accounts resulting from Company Matching and Company Retirement Contributions made to that Account prior to the transaction which resulted in him becoming a Divested Business Employee.

(f)
Effective July 1, 2001, a Participant will become 100% vested in his Company Match Account and his Company Retirement Contribution Account if he (i) dies while actively employed by the Company or an Affiliated Company, (ii) is on Layoff for a continuous period of at least thirty (30) days, or (iii) becomes totally and permanently Disabled, as defined in Section 1.204, while employed by the Company or an Affiliated Company.

5.020  Retirement, Death, Layoff, Etc.  Subject to the provisions of Section 5.070, as soon as practicable after the occurrence of a Participant’s:

(a)	retirement,

(b)	death,

(c)	Layoff for a period of at least thirty (30) days,

(d)	Disability, as defined in Section 1.204, or

(e)	termination of employment.

A Participant or his Beneficiary (in the case of the Participant’s death) will be eligible to receive the entire vested balance of his Plan Account.  Unless the Participant or spousal Beneficiary should elect otherwise, such balance will remain in the Plan (subject to Section 5.050) without any further contributions and will not be distributed until April 1 of the calendar year following the calendar year in which the Participant attains (or would have attained) age seventy and one-half (70½).  Distributions to such Participants will be made pursuant to the terms of this Section and Section 5.050.

5.030  Payment Method for Distributions to Retiring Participants.  Any Participant who is eligible for and wishes to receive a distribution under Section 5.020 on account of his retirement on or after age fifty-five (55) will make an election concerning the form of distribution and will provide such election to the Plan Administrator or the Plan Administrator’s delegate prior to distribution.  The form of distributions such a Participant may elect will be in the form of either:

(a)	a lump sum payment, or

(b)
ten (10) or fewer annual installment payments, such installment payments to be equal to the value of the Participant’s Accounts as of the Valuation Date immediately preceding distribution, divided by the number of installments remaining at the time of each payment.  The initial installment payment will be made as soon as is practicable after the effective date of the Participant’s election, with subsequent payments during the elected installment payment period to be made as of the annual anniversary date of the initial installment payment.

(c)
If a Participant who had previously commenced receipt of installment payments pursuant to subsection (b) returns to employment with the Company or an Affiliated Company, such installment payments will be suspended until the Participant’s subsequent retirement, at which time he would be permitted again to make the election described therein.

5.040  Termination of Employment for Other Reasons.   Subject to Section 5.070, distributions from this Plan to Participants for reasons other than  those described in Section 5.030 or, in the case of a Participant’s death, distributions to the Participant’s spouse, will in all cases be made in a lump sum and will be paid in whatever form is elected by the Participant pursuant to Section 5.070.  If the Participant is reemployed as an Employee, the Participant will not have any further right to receive a distribution of benefits as a result of his prior termination of employment.

5.050  Participant’s Consent to Distribution of Benefits.   Notwithstanding any other provisions of the Plan to the contrary, if the aggregate value of the Accounts of a Participant who is no longer an Employee is less than One Thousand Dollars ($1,000.00), such aggregate value will be distributed directly to such Employee within one hundred and eighty (180) days of his termination of employment with the Company.  If the aggregate value of such a Participant’s Account is in excess of One Thousand Dollars ($1,000.00) and the Participant has not attained age seventy and one-half (70½), no distribution of benefits under the Plan will be made, unless the Plan Administrator or his delegate will first have obtained the Participant’s consent thereto.  In the event such consent is not so obtained, the Participant’s Accounts will be retained by the Plan and will be maintained and valued in accordance with Article IV.  Distribution of the Participant’s Accounts pursuant to this Section will be made following the date on which the Participant’s consent to such distribution is obtained or, if earlier, the date on which the Participant attains age seventy and one-half (70½) or dies.

5.060  Distributions to Divested Business Employees.  A Participant who is a Divested Business Employee will be permitted to elect to have his Plan Account balance distributed to him following the completion of the transaction which results in his becoming such a Divested Business Employee.  Distributions under this Section will be made to the Participant as soon as practicable following his providing the Plan Administrator or his delegate with an election therefore, but must consist of the entire balance of the Participant’s Plan Account and must be paid in a lump sum in whatever form is elected by the Participant pursuant to Section 5.070.

5.070  Form of Distributions – Stock or Cash.   Distributions made under this Article will be made to Participants and, when applicable, their Beneficiaries in the form of cash or common stock, or in a combination of cash and common stocks, valued as of the Valuation Date on which the distribution is processed, pursuant to subsections (a) and (b):

(a)	With respect to Investment Funds other than the Rockwell Collins Stock Fund, a Participant must receive the entire vested balance of his Accounts in such Funds in cash.

(b)
With respect to the Rockwell Collins Stock Fund, the Participant will be permitted, if he should so elect, to receive the entire balance of his Accounts in such Funds in or in shares of Rockwell Collins common stock equal in number to the maximum number of whole shares of common stock which could be purchased for the closing price of that common stock on the applicable Valuation Date (as such price is documented on the New York Stock Exchange -- Composite Transactions listing) or, in the event such date falls on a day on which for any reason there are no trades of such stock reflected on such listing, the next trading day subsequent to that date.  In addition, the Participant will be paid in cash for the value of any partial shares of the said common stock and the amount of any cash dividends received since that date which are attributable to the number of whole shares of common stock distributed to him.

5.080  Transfer of Distribution Directly to Eligible Retirement Plan.  If a Participant entitled to a distribution under Section 5.020, a Beneficiary pursuant to Article VII, or a former spouse entitled to a distribution pursuant to Section 9.120(b) should so request in writing, the Plan Administrator will cause all or a portion of the amounts (including shares of Rockwell Collins common stock) payable to such individual to be transferred from the Trustee directly to the custodian of an Eligible Retirement Plan specified by such individual.  Notwithstanding the foregoing, prior to January 1, 2007, such direct transfer is not available to a Beneficiary other than the Participant’s surviving spouse.  Effective January 1, 2002, such direct transfers may include After-tax Contributions, provided the Eligible Retirement Plan agrees to separately account for such amounts (and, prior to January 1, 2007, is a defined contribution plan).  Such request will be made, in the case of a Participant, at the time his consent to such distribution is given to the Plan Administrator pursuant to Section 5.050, or at such later date as the Plan Administrator permits, or, in the case of the Participant’s spouse, former spouse, or Beneficiary at such time as the Plan Administrator determines.  Prior to effecting such a transfer the Plan Administrator may require evidence reasonably satisfactory to him that the entity to which such transfer is to be made is in fact an Eligible Retirement Plan and that such Eligible Retirement Plan may receive the distribution in the forms required under this Article.

5.090  Required Minimum Distributions.  The provisions of this Section 5.090 provide minimum rules regarding distributions under the Plan and will take precedence over any inconsistent provisions of this Plan.  This Section provides the minimum distribution requirements that apply under Code § 401(a)(9), which all distributions under the Plan must meet.  However, nothing in this Section expands the distribution options otherwise available to any Participant or Beneficiary under the Plan.  Distributions in all cases will be made in accordance with Code Section 401(a)(9) and regulations thereunder.

(1)
Required Beginning Date. Distribution of Accounts to a Participant who is not a 5% owner of the Company or an Affiliated Company, as determined under Code Section 416(i)(1)(B), at any time during the Plan Year ending in the calendar year in which he or she attains age 70½, and who continues to be employed by the Company or an Affiliated Company following attainment of age 70½, must commence no later than April 1 of the calendar year following the calendar year in which the Participant retires.  Distribution to a 5% owner as described in the preceding sentence or to a Participant who has terminated employment with the Company and all Affiliated Companies, must commence no later than April 1 of the calendar year following attainment of age 70½.  Installment distributions made with respect to a Participant who has reached his required beginning date must satisfy the requirements of the regulations under Code Section 401(a)(9).

(2)
Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire vested benefit under the Plan shall be distributed, or begin to be distributed, no later than as follows:

(i)
If the Participant’s surviving spouse is the Participant’s sole Beneficiary, then distributions to the surviving spouse shall begin by December 31 of the calendar year in which the Participant would have attained age 70½, or if later, by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(ii)
If the Participant’s surviving spouse is not the Participant’s sole Beneficiary, the Participant’s entire interest shall be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii)
If the Participant’s surviving spouse is the Participant’s sole Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, the Participant’s entire vested interest shall be distributed by December 31 of the calendar year containing the fifth anniversary of the surviving spouse’s death.

ARTICLE VI:  WITHDRAWALS AND LOANS

6.010  Withdrawals from Accounts by Participants under Age 59½.

(a)
A Participant who has not yet attained age fifty-nine and one-half (59 1/2) may elect while still employed to withdraw certain amounts from his Accounts.  As soon as is practicable after the Plan Administrator’s receipt of such an election, there will be paid or transferred to such Participant cash and, if applicable, common stock from his Accounts in the following order:

(1)	first, from that portion of his After-tax Contribution Account which is attributable to his Supplemental After-tax Contributions;

(2)	second, from that portion of his After-tax Contribution Account which is attributable to his Basic After-tax Contributions;

(3)
third,  from that portion of his Rollover Account which is attributable to any After-tax Contributions which may have been made by the Participant to a predecessor plan and which may have been transferred by him to this Plan as Rollover or Transfer Contribution described in Section 1.530 or 1.590;

(4)
fourth,  from that portion of his Rollover Account which is attributable to any Pre-tax Contributions which may have been made by the Participant to a predecessor plan and which may have been transferred by him to this Plan as Rollover or Transfer Contribution described in Section 1.530 or 1.590;

(5)	fifth, from that portion of his Company Match Account which is attributable to company contributions made to a predecessor to this plan;

(6)
sixth, from the vested portion of his Company Match Account, except that, subject to the provisions of Section 6.030, withdrawal of such vested portion of a Company Match Account will only be permitted in the event of Hardship;

(7)	seventh, from that portion of his Rockwell Collins Stock Fund ESOP Account which is attributable to his ESOP Contributions;

(8)	eighth, from that portion of his Pre-tax Contribution Account which is attributable to his Supplemental Pre-tax Contributions;

(9)	ninth, from that portion of his Pre-tax Contribution Account which, if applicable, is attributable to any Catch-up Contributions he may have made to the Sub-Plan; and

(10)	tenth, from that portion of his Pre-tax Contribution Account which is attributable to his Basic Pre-tax Contributions.

(b)
At no time prior to a Participant’s termination of employment, death or retirement will the assets of his Company Retirement Contribution Account be available or eligible for withdrawal or distribution to the Participant, whether prior to or following his attainment of age fifty-nine and one-half (59½).

(c)
Withdrawals pursuant to this subsection may only be made by a Participant once every six (6) months; provided, however, that this limitation may be waived by the Plan Administrator for the six-month period immediately following any due declaration by the President of the United States under applicable federal law that a particular occurrence or situation constitutes a national disaster condition, if the withdrawal is requested for a reason associated with financial need of the Participant resulting from the effects of the said condition.

(d)
Withdrawals from a Participant’s Company Match Account pursuant to subsection (a)(6)  prior to his attainment of age fifty-nine and one-half (59½) will only be permitted upon the occurrence of a Hardship and such withdrawals will be administered pursuant to Section 6.030. Company Matching Contributions will be suspended and will not be made to his Company Match Account during the six-month period immediately following the withdrawal.

(e)
Withdrawals from a Participant’s Pre-tax Contribution Account pursuant to subsections (a)(7), (a)(8), and (a)(9) prior to his attainment of age fifty-nine and one-half (59½) will only be permitted upon the occurrence of a Hardship and such withdrawals will be administered pursuant to Section 6.030.

(f)
Withdrawals from the Rockwell Collins Stock Fund may, at the election of the withdrawing Participant, be either in the form of cash or Rockwell Collins common stock except that under the conditions of a Hardship the election must always be made in the form of cash.

(g)
A processing fee in the amount of Twenty Dollars ($20.00) will be assessed in connection with the initiation of each withdrawal prior to age fifty-nine and one-half (59½) except in the case of Hardship.  This fee will be deducted from the Borrower’s Plan Account at the same time that the withdrawal is approved and processed.

(h)
Such withdrawals, if in cash, will be for a minimum of One Hundred Dollars ($100.00) and, if in the form of common stock, will be in the number of whole shares whose market values is One Hundred Dollars ($100.00) or more at the time of the withdrawal.

6.020  Withdrawal from Accounts by Participants Over Age 59½.

(a)
A Participant who has attained age fifty-nine and one-half (59½) and is still employed by the Company may elect to withdraw any or all of the amounts in his Accounts.  As soon as is practicable after the Plan Administrator’s receipt of such an election, there will be paid or transferred to such Participant cash and, if applicable, common stock from his Accounts in the following order:

(1)	first, from that portion of his After-tax Contribution Account which is attributable to his Supplemental After-tax Contributions;

(2)	second, from that portion of his After-tax Contribution Account which is attributable to his Basic After-tax Contributions;

(3)
third, from that portion of his Rollover Account which is attributable to any After-tax Contributions which may have been made by the Participant to a predecessor plan and which may have been transferred by him to this Plan as Rollover or Transfer Contribution described in Section 1.530 or 1.590;

(4)
fourth,  from that portion of his Rollover Account which is attributable to any Pre-tax Contributions which may have been made by the Participant to a predecessor plan and which may have been transferred by him to this Plan as Rollover or Transfer Contribution described in Section 1.530 or 1.590;

(5)	fifth, from that portion of his Pre-tax Contribution Account which is attributable to his Supplemental Pre-tax Contributions;

(6)	sixth, from that portion of his Pre-tax Contribution Account which is attributable to any Catch-up Contributions he may have made to the Sub-Plan;

(7)	seventh, from that portion of his Pre-tax Contribution Account, which is attributable to his Basic Pre-tax Contributions;

(8)
eighth, from that portion of his Company Contribution Account which is attributable to from that portion of his Company Match Account which is attributable to company contributions made to the predecessor to this plan;

(9)	ninth, from the vested portion of his Company Match Account; and

(10)	tenth, from that portion of his Rockwell Collins Stock Fund ESOP Account, which is attributable to his ESOP Contributions.

(b)
At no time prior to a Participant’s termination of employment, death or retirement will the assets of his Company Retirement Contribution Account be available or eligible for withdrawal or distribution to the Participant, whether prior to or following his attainment of age fifty-nine and one-half (59½).

(c)	Withdrawals from the Rockwell Collins Stock Fund may, at the election of the withdrawing Participant, be in the form of cash or, as applicable, in the form of Rockwell Collins common stock.

(d)
 A processing fee in the amount of Twenty Dollars ($20.00) will be assessed in connection with the initiation of each withdrawal.  This fee will be deducted from the Borrower’s Plan Account at the same time that the withdrawal is approved and processed.

(e)
 Such withdrawals, if in cash, will be for a minimum of One Hundred Dollars ($100.00) and, if in the form of common stock, will be in the number of whole shares whose market values is One Hundred Dollars ($100.00) or more at the time of the withdrawal.

6.030  Hardship Withdrawals.  Subject to any restrictions the Plan Administrator might establish with respect to loans made pursuant to Section 6.050, the following provisions may apply, in the event of the occurrence of a Hardship.

(a)
A Participant who has not attained age fifty-nine and one-half (59½) may request approval to withdraw some or all of the balance of his Pre-tax Contribution Account, Rockwell Collins Stock Fund ESOP Account, or the vested portion of his Company Match Account, if the Participant can demonstrate that the withdrawal is required as a result of a Hardship (including payment of any federal, state or local income taxes and penalties reasonably anticipated to result from such Hardship withdrawal).

(b)
Any determination of the existence of a Hardship, the reasonable availability to the Participant of funds from other sources and the amount necessary to be withdrawn on account of such Hardship will be made on the basis of all relevant facts and circumstances and in accordance with the provisions of this Section and Section 1.300, as applied in a uniform and nondiscriminatory manner.  Such determination may, if it is reasonable in light of all relevant and known facts and circumstances, be based upon the Participant’s representation that the Hardship cannot be relieved:

(1)	through reimbursement or compensation by insurance or otherwise;

(2)	by reasonable liquidation of the Participant’s assets, to the extent that such liquidation would not itself cause an immediate and heavy financial need;

(3)	by suspension of Participant Contributions to the Plan; or

(4)
by other distributions (other than Hardship distributions) or loans (which meet the requirements of Code §72(p)) from the Plan and any other plan maintained by an Affiliated Company or by any former employer or by borrowing from commercial sources at reasonable commercial rates.

(c)
Hardship withdrawals taken pursuant to this Section must be in cash and, in the event that the source of a Hardship withdrawal is the Rockwell Collins Stock Fund, the said Hardship withdrawal must be in cash and may not be in the form of common stock.

(d)
An individual who receives a Hardship distribution pursuant to this Section prior to his attainment of age fifty-nine and one-half (59½) will not be permitted to make any Participant Contributions to the Plan during the six (6) months immediately following his receipt of the said Hardship distribution.  In addition, such Hardship distributions will only be available to Participants hereunder only once every six (6) months.

6.040  Allocation of Withdrawals Among Investment Funds.  Withdrawals and forfeitures under Sections 6.010 through 6.030 will be taken from a Participant’s Accounts in the Investment Funds in a pro rata fashion, based upon the relative size of such Accounts.

6.050  Loans.  The Plan Administrator will establish, and may from time to time modify, procedures pursuant to which any Employee or other “party in interest” (as defined in ERISA §3(14)) may apply for and receive a loan from the Plan, subject to the provisions and limitations set forth in Appendix A below:

(a)	Loans available from the Plan will be in amounts not exceeding the least of:

(1)	the aggregate of the balances in the borrower’s Pre-tax and After-tax Contribution Accounts, Rockwell Collins Stock Fund ESOP Account, and, if applicable, in his Rollover Account;

(2)
an amount which, when combined with all outstanding loans to the borrower from all other plans of all Affiliated Companies, equals Fifty Thousand Dollars ($50,000.00), reduced by the excess, if any, of

(A)
the highest outstanding and unpaid balances of all prior loans to the borrower from the Plan and such other plans during the twelve (12) month period immediately preceding the date on which such loan is made, over

(B)	the outstanding balance of any loan to the borrower from the Plan or such other plans on the date on which the loan is made;

(3)	one-half (½) of the aggregate of the vested balances of the borrower’s Accounts; or

(4)	such amount, not exceeding the amounts described in (1) through (3) above, as the Plan Administrator determines.

(b)
All such loans will be made available to all eligible Employees and other parties in interest on a reasonably equivalent and non-discriminatory basis and will be governed by the provisions of Appendix A, as such Appendix is from time to time constituted, pursuant to determination of the Plan Administrator.

(c)
While, as set forth in Paragraph (3), all of a borrower’s Accounts will be considered in determining the amount available to him for a loan herefrom, amounts attributable to contributions from the Company to the Plan (i.e., Company Matching Contributions to the 401(k) Sub-Plan and Company Retirement Contributions to the Retirement Contribution Sub-Plan) will not be directly available as a loan source).

6.060 Transfers to Certain Affiliated Company Plans.  A Participant who though remaining an Employee is no longer an Eligible Employee may elect, if his continuing employment is with an Affiliated Company, to have the entire amount credited to his Accounts in this Plan transferred to any qualified individual account plan of the said Affiliated Company; provided that (a) such plan prohibits distribution of amounts attributable to the Participant’s Pre-tax Contributions and Catch-up Contributions except upon severance from employment, Disability, attainment of age fifty-nine and one-half (59½), Hardship, or other events permitting a distribution under Section Code §401(k), and (b) any benefit, right or feature relating to the transferred amounts that is subject to the protections of Code §411(d)(6) and regulations issued thereunder is preserved under such other plan.

6.070  Transfer of Distribution or Withdrawal to Eligible Retirement Plan.  Except in the case of Hardship withdrawals pursuant to Section 6.030, if a Participant who is entitled to an in-service withdrawal under this Article VI should so request in writing at the time his election to receive such withdrawal is made or at such later date as the Plan Administrator may permit, the Plan Administrator will cause all or a portion of the amounts (including shares of Rockwell Collins common stock) with respect to which the Participant would be taxable under Code §402 to be transferred from the Trustee directly to the custodian of an Eligible Retirement Plan specified by the Participant.  Prior to effecting such transfer the Plan Administrator will require evidence reasonably satisfactory to him that the entity to which such transfer is to be made is in fact an Eligible Retirement Plan and that such Eligible Retirement Plan may receive the distribution in the forms required under this Article.

ARTICLE VII:   DEATH BENEFITS

7.010  Designation of a Beneficiary.  Subject to the provisions of Section 7.020, in the event of a Participant’s death, payment of the benefits provided under this Plan will be made to such person or persons as he has designated as his Beneficiary to receive such benefits.

7.020  Spouse or Domestic Partner as Automatic Beneficiary.  In the case of a Participant who is married at the time of his death and who dies prior to complete distribution of his Accounts, the Beneficiary will be deemed to be the Participant’s spouse regardless of any contrary designation, unless the Participant has filed with the Plan Administrator a written Beneficiary designation naming a person or persons other than such spouse.  (Prior to May 1, 2009, the preceding sentence shall apply only if the Participant had been married for at least one (1) year at the time of his death.)  Such written designation must be accompanied by a written consent of the Participant’s spouse, but may be accepted by the Plan Administrator without such a written consent, if it is established to the Plan Administrator’s satisfaction that such a written consent cannot be obtained because:

(a)	there is no spouse;

(b)	the spouse cannot be located; or

(c)	other circumstances exist, as permitted under Code §417(a)(2), which prevent presentation of such consent to the Plan Administrator.

Such written consent (which must be witnessed by a notary public) must be on a form furnished to the Participant by the Plan Administrator and must acknowledge the effect of the consent.  In the event that a Participant has a new spouse, the previous designation of a prior spouse will be void and the new spouse will be deemed to be the Participant’s Beneficiary, unless the Participant makes a written designation of a person or persons other than the new spouse in a manner described above in this Section.

Effective May 1, 2009, in the case of a Participant who has an affidavit of domestic partnership on file with Company at the time of his death, the Participant’s domestic partner will be deemed to be the Participant’s Beneficiary, unless, after filing such affidavit, the Participant files a new Beneficiary designation naming a person other than the domestic partner as his Beneficiary.  The domestic partner’s consent to the designation of a different Beneficiary is not required.

7.030  Beneficiary Changes.  A Participant may change his designation of Beneficiary at any time by filing a request for such change with the Plan Administrator (or such other person as is designated by the Plan Administrator).  Such change will become effective only upon receipt of the request by the Plan Administrator (or the Plan Administrator’s delegate), but upon such receipt, the change will relate back to and be effective as of the date the Participant signed such request; provided, however, that the Plan Administrator, the other named fiduciaries and the Trust Fund will be not be liable in any way or to any degree for any payment made to the Beneficiary designated before receipt of such request.

7.040  Participant’s Estate as Beneficiary in Certain Cases.  The benefits payable from a Participant’s Accounts at the time of his death will be paid to the Participant’s estate, if any of the following circumstances should exist at the time of his death:

(a)	no valid designation of Beneficiary exists pursuant to this Article;

(b)	the Participant has no surviving spouse to whom the benefit is payable under Section 7.020;

(c)	the Plan Administrator or Trustee has a doubt as to the rights of a potential Beneficiary; or

(d)	a previously designated Beneficiary predeceases the Participant.

In such case, the Plan Administrator and the Trustee will not be individually liable in any manner and to any degree with respect to such payment.

7.050  Payment to a Beneficiary.  Upon receipt by the Plan Administrator (or another person designated by him) of evidence satisfactory to such person of the death of a Participant and of the identity and existence at the time of such death of the Beneficiary, the Plan Administrator will direct the Trustee to pay the Participant’s Accounts to such Beneficiary.

ARTICLE VIII:   TRUST AGREEMENT

8.010  Establishment of Trust Fund.  The property resulting from contributions made on behalf of all Participants, including contributions made by the Company, will be held in a Trust Fund by a Trustee selected by the EB Committee pursuant to a Trust Agreement entered into between such Trustee and the EB Committee.

8.020  Investment Funds. The Plan, as well as the Trust Fund associated with the Plan, is intended to at all times be structured and administered in a manner which conforms to the requirements of ERISA §404(c).  In keeping with the requirements of the said ERISA provision, the Trustee will establish and maintain as parts of the Trust Fund individual Investment Funds, as are described below.

(a)	The Investment Funds available under the Trust Fund will consist of mutual funds or collective funds, accounts or other similar investment vehicles.

(b)
The Rockwell Collins Stock Fund will consist of all cash, Rockwell Collins common stock and the proceeds and income from that common stock, which are attributable to Participant Contributions, Company Matching Contributions, ESOP Contributions and Company Retirement Contributions, with the amounts attributable to each form of Contribution to be separately accounted for within the said Rockwell Collins Stock Fund.  The dividends or other proceeds or income received by Rockwell Collins Stock Fund will be distributed in cash or invested by the Trustee in Rockwell Collins common stock and will remain in the said Rockwell Collins Stock Fund as directed by the Participant.

8.030  Trustee’s Powers and Authority.  Subject to the provisions of Section 8.050 concerning certain power and authority connected with the common stock of Rockwell Collins, which is held in the Rockwell Collins Stock Fund, the Trustee will have full authority and discretion with respect to management of the assets of the Trust Fund, including management of the assets of the individual Investment Funds held thereunder.

8.040  Statutory Limits.   In making all investments pursuant to this Plan, the Trustee will:

(a)
be subject to applicable provisions of ERISA governing the exercise of its fiduciary responsibilities on behalf of the Trust Fund and this Plan, as well as to all applicable securities laws governing the investments of the Trust Fund (including any investment companies or mutual funds therein), but will not be bound by any law or any court doctrine of any state or jurisdiction limiting trust investments, except as otherwise provided or permitted by ERISA;

(b)	at all times give consideration to the cash requirements of the Plan; and

(c)	not cause the Plan to engage in any transaction constituting a prohibited transaction under ERISA §406.

8.050  Duty of Trustee as to Common Stock in Stock Funds.

(a)
Except as otherwise provided in this Section, the duty with respect to the voting, retention, and tendering of common stock held in the Rockwell Collins Stock Fund will lie solely with the Trustee and will be exercised in the Trustee’s discretion.

(b)	With respect to any matter as to which a vote of the outstanding shares of such common stock held in the Rockwell Collins Stock Fund is solicited:

(1)
the Trustee will solicit the direction in writing of each Participant, as to the manner in which voting rights of the Participant’s vested and non-vested shares of common stock held in or credited to the Stock Fund as of the record date fixed for determining the holders of common stock entitled to vote on such matter are to be exercised with respect to such matter, and the Trustee will exercise the voting rights of such shares with respect to such matter in accordance with the last-dated timely written direction, if any, of such Participant; and

(2)
the Trustee, in its sole discretion, will exercise voting rights of shares of common stock held in the Rockwell Collins Stock Fund as to which no timely direction has been received pursuant to Paragraph (1).

(c)	In the event of any Tender Offer:

(1)
the Trustee will solicit the direction in writing of each Participant, as to the tendering or depositing of any vested or non-vested shares of common stock held in any Stock Fund with respect to such Participant and, except as limited by subsection (d), will tender or deposit such shares pursuant to any such Tender Offer in accordance with the last dated timely written direction, if any, of such Participant;

(2)
the Trustee will have all responsibility, except as limited by subsection (d), with respect to the retention, tendering or depositing of shares of common stock held in the Stock Fund as to which no timely direction has been received pursuant to paragraph (1).

(d)	Shares of common stock held in the Stock Funds will not be tendered or deposited by the Trustee pursuant to any such Tender Offer until the earlier of:

(1)	immediately preceding the scheduled expiration of the Tender Offer pursuant to which such shares are to be tendered or deposited, or

(2)	immediately preceding the expiration of the period during which such shares of common stock will be taken up and paid for on a pro rata basis pursuant to such Tender Offer, or

(3)	the expiration of thirty (30) days from the date of the Trustee’s solicitation of Participants’ written direction pursuant to subsection (c)(1).

(e)
The duty with respect to the withdrawal, or other exercise of any right of withdrawal, of shares of common stock held in the Rockwell Collins Stock Fund which have been tendered or deposited pursuant to any such Tender Offer will be solely that of the Trustee; provided that the Trustee may solicit the direction in writing of each Participant with respect to whom any such shares of common stock have been tendered or deposited pursuant to any such Tender Offer as to the withdrawal of, or other exercise of any right to withdraw, such shares of common stock and, if such solicitation is made, the Trustee will act in accordance with the last dated timely written direction, if any, of each such Participant.

8.060  Rights in the Trust Fund.  Nothing in the Plan or in the Trust Agreement will be deemed to confer any legal or equitable right or interest in the Trust Fund in favor of any Participant, Beneficiary or other person, except to the extent expressly provided in the Plan.

8.070  Taxes, Fees and Expenses of the Trustee.

(a)
The reasonable fees and expenses of the Trustee (including the reasonable expenses of the Trustee’s counsel) will be paid from the Trust Fund and will constitute a charge on the Trust Fund until so paid; provided, however, that in no event will the Trust Fund nor the Company (unless the Company is specifically so directed by resolution of the Company’s Board of Directors) pay any such Trustee fees or expenses:

(1)	for preparation or prosecution of any action against the Company, the Plan, any member of the EB Committee or the Plan Administrator, or

(2)
for the defense or settlement of, or the satisfaction of a judgment related to, any proceeding arising either out of any alleged misfeasance or nonfeasance in any person’s performance of duties with respect to the Plan or out of any alleged wrongful act against the Plan.

Included in the reasonable expenses payable from the Trust Fund are any direct internal costs (which may include reimbursement of compensation of employees of the Company) associated with Plan operations and administration, the payment of which will be in conformity with the requirements of Title I of ERISA.  Neither the Plan Administrator nor the members of the EB Committee may be compensated from the Plan but may be compensated by the Company for services rendered on behalf of the Plan.

(b)
Brokerage fees, commissions, stock transfer taxes and other charges and expenses incurred in connection with transactions relating to the acquisition or disposition of property for or of the Trust Fund, or distributions therefrom, will be paid from the Trust Fund.  Taxes, if any, payable by the Trustee on the assets at any time held in the Trust Fund or on the income thereof will be paid from the Trust Fund.

ARTICLE IX:  ADMINISTRATION

9.010  General Administration.  Authority to control and manage the operation and administration of the Plan is vested in the EB Committee, except to the extent that:

(a)	the Plan Administrator is allocated any such authority under the Plan;

(b)	the Trustee may, pursuant to Article VIII, be granted exclusive authority and discretion to manage and control all or any portion of the assets of the Plan;

(c)	the EB Committee, the Plan Administrator, the Retirement Committee and the Trustee constitute ERISA named fiduciaries of the Plan.

9.020  EB Committee.  The Board of Directors will, from time to time, determine the size of the EB Committee and appoint its individual members.  The EB Committee will act, with or without a meeting, in a manner consistent with the rules and regulations adopted pursuant to Section 9.060(c).

9.030  EB Committee Records.  The EB Committee will keep such records and data as it deems appropriate and it will from time to time file with the Board of Directors such reports as the latter may request.  It will be a function of the EB Committee to keep records of the assets of the Trust Fund, based upon reports furnished by the Trustee, and the evaluations placed thereon by the Committee will be final and conclusive.

9.040  Funding Policy.  The EB Committee will be responsible for determining a funding policy of the Plan and will from time to time advise the Trustee of such policy.

9.050  Allocation and Delegation of Duties Under Plan.  The EB Committee and the Plan Administrator each have the following powers and authorities:

(a)	to designate agents to carry out responsibilities relating to the Plan, other than fiduciary responsibilities; and

(b)
to employ such legal, consultant, accounting, clerical and other assistance as it may deem appropriate in carrying out the provisions of this Plan including one or more persons to render advice with regard to any responsibility any fiduciary may have under the Plan.

9.060  EB Committee Powers.  In addition to any powers and authority conferred on the EB Committee elsewhere in the Plan or by law, the EB Committee has the following powers and authority:

(a)
to allocate fiduciary responsibilities, other than trustee responsibilities (responsibilities under the Trust Agreement to manage or control the Plan assets) to one or more members of the EB Committee or to the Plan Administrator and to designate one or more persons (other than the Trustee) to carry out such fiduciary responsibilities;

(b)	to determine the manner in which the assets of this Plan, or any part thereof, will be disbursed by the Trustee, except as relates to the making and retention of investments; and

(c)	to establish rules and regulations from time to time for the conduct of the EB Committee’s business and for the administration and effectuation of its responsibilities under the Plan.

9.070  Plan Administrator.  In addition to any powers and authority conferred on the Plan Administrator elsewhere in the Plan, the Plan Administrator has the following powers and authority:

(a)
to administer, interpret, construe and apply this Plan and to decide all questions which may arise or which may be raised by any Employee, Participant, Beneficiary, or other person whatsoever, and the actions or decisions of the Plan Administrator in regard thereto, or in regard to anything or matter otherwise within his discretion, will be conclusive and binding on all Employees, Participants, Beneficiaries, and other persons whatsoever;

(b)	to designate one or more persons, other than the Trustee, to carry out fiduciary responsibilities (other than trustee responsibilities);

(c)	to establish rules and regulations from time to time for the administration and effectuation of his responsibilities under the Plan.

The Plan Administrator has such other responsibility as is designated by ERISA as the responsibility of the administrator of the Plan and will have such other power and authority as is necessary to fulfill his responsibilities under ERISA or under the Plan.

9.080  Reliance Upon Documents and Opinions.  The members of the EB Committee and the Retirement Committee and its or their delegates, the Plan Administrator, the Board of Directors and the Company will be entitled to rely upon any tables, valuations, computations, estimates, certificates and reports furnished by any consultants or consulting firms, opinions furnished by legal counsel and reports furnished by the Trustee.  The members of the EB Committee and the Retirement Committee, the Plan Administrator, the Board of Directors and the Company will be fully protected and will not be liable in any manner whatsoever, except as otherwise specifically provided by law, for anything done or action taken or suffered in reliance upon any such consultant, Trustee or counsel.  Any and all such things done or such actions taken or suffered by the EB Committee, the Retirement Committee, the Plan Administrator, the Board of Directors and the Company (and its or their delegates) will be conclusive and binding on all Employees, Participants, Beneficiaries, and other persons whatsoever except as otherwise specifically provided by law.  The EB Committee and the Plan Administrator may, but are not required to, rely upon all records of the Company with respect to any matter or thing whatsoever, and to the extent they rely thereon, such records will be conclusive with respect to all Employees, Participants, and Beneficiaries.

9.090  Requirement of Proof.  The EB Committee, the Plan Administrator, the Retirement Committee, the Board of Directors or the Company, or their delegates may require satisfactory proof of any matter under this Plan from or with respect to any Employee, Participant, or Beneficiary, and no such person may acquire any rights or be entitled to receive any benefits under this Plan until such proof is furnished as so required.

9.100  Limitation on Liability and Indemnification.   Except as provided in Part 4 of Title 1 of ERISA, no person will be subject to any liability with respect to his duties under the Plan, unless he acts fraudulently or in bad faith.  No person will be liable for any breach of fiduciary responsibility resulting from the act or omission of any other fiduciary or any person to whom fiduciary responsibilities have been allocated or delegated, except as provided in ERISA §405(a) and 405(c)(2)(A) or (B).  No action or responsibility will be deemed to be a fiduciary action or responsibility except to the extent required by ERISA.  To the extent permitted by law, the Company will indemnify the Board of Directors, the Plan Administrator, each member of the EB Committee, each member of the Retirement Committee, and their delegates, and any other employee or former employee of the Company with duties under the Plan against expenses (including any amount paid in settlement) reasonably incurred by him in connection with any claims against him by reason of his conduct (except for his willful misconduct) in the performance of his duties under the Plan.

9.110  Mailing and Lapse of Payments.  All payments under the Plan will be delivered in person or mailed to the last address of the Participant (or, in the case of the death of the Participant, to that of any other person entitled to such payments under the terms of the Plan) furnished pursuant to Section 9.150 below.  If the Plan Administrator cannot, by making a reasonably diligent attempt by mail, locate either the Participant or his Beneficiary, as the case may be, for a period of seven years, such Participant or Beneficiary will be presumed dead.  If payment cannot be made alternately to the estate of either and no surviving spouse, child, grandchild, parent, brother or sister of the Participant or his Beneficiary are known to the Plan Administrator or the Trustee or, if known, cannot with reasonable diligence be located, the amount payable will be retained by the Trustee until the amount can be distributed pursuant to the provisions of this Plan or of applicable law.

9.120  Non-Alienation.  No right or benefit provided for in the Plan will be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance (including garnishment, attachment, execution or levy of any kind or charge) and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same will be void; provided, however, that the foregoing will not apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to:

(a)	a federal income tax levy issued against the Participant by the Internal Revenue Service; or

(b)
a domestic relations order, which the Plan Administrator determines is a qualified domestic relations order under Code §414(p) and which requires that the order’s alternate payee (as defined in the said Code section) will be paid in a lump sum as soon as is practicable following the order’s issuance.

9.130  Notices and Communications.  Each Participant will be responsible for furnishing the Plan Administrator with his current address and the correct current name and address of his Beneficiary.  All communications from Participants must be in the manner from time to time prescribed by the Plan Administrator and must be addressed or communicated (including telephonic communications) to such entity or Company office as may be designated by the Plan Administrator, and will be deemed to have been given to the Company when received by such entity or Company office.  Each communication directed to a Participant or Beneficiary must be in writing and may be delivered in person, by accepted and approved electronic method, or by mail, in which latter event it will be deemed to have been delivered and received by him when so deposited in the United States Mail with postage prepaid addressed to the Participant or Beneficiary at his last address of record with the office designated by the Plan Administrator.

9.140  Company Rights.  The Company’s rights to discipline or discharge Employees or to exercise its rights as to incidents and tenure of employment will not be affected in any manner by reason of the existence of the Trust Agreement or the Plan, or any action taken under them.

9.150  Payments on Behalf of Incompetent Participants or Beneficiaries.  In the event that the Plan Administrator or his designee finds that any Participant or Beneficiary to whom a benefit is payable under the terms of this Plan is unable to care for his affairs because of illness or accident, is otherwise mentally or physically incompetent, or unable to give a valid receipt, the Plan Administrator may cause the payment becoming due to such Participant or Beneficiary to be paid to another person for his benefit without responsibility on the part of the Plan Administrator, the EB Committee, the Retirement Committee, the Company or the Trustee to follow the application of such payment.  Any such payment will be a payment for the account of the Participant or Beneficiary and will operate as a complete discharge of all liability therefor under this Plan of the Trustee, the Company, the Plan Administrator, the Retirement Committee and the EB Committee, and their delegates.

ARTICLE X:  CLAIMS PROCEDURES

10.010  Requirement to File Claim.  Any Participant or Beneficiary (“Claimant”) wishing a distribution or withdrawal from the Plan (or who believes that he is entitled to receive a benefit under the Plan, including one greater than that initially reflected by the Plan) must present a claim, in such manner and pursuant to such procedure established by the Plan Administrator, to the Retirement Committee or the person or entity designated by the Retirement Committee.  A claimant who fails to comply with the manner and procedure designated by the Plan Administrator will be deemed not to have made such claim.

The Retirement Committee or its delegate will approve or deny in writing any claim which has been so presented within ninety (90) days.  This 90-day period may be extended for up to an additional 90 days in special circumstances, at the discretion of the Retirement Committee or its delegate, provided that written notice of the extension is furnished to the Claimant prior to the termination of the initial period, indicating the special circumstances requiring such extension of time and the date by which a final decision is expected.  (From October 1, 2006 to January 1, 2009, the initial decision making period and extension period shall each be 60 days).

10.020  Notice of Claim Denial.  A denial of a claim shall be written in a manner calculated to be understood by the Claimant and shall include the specific reason or reasons for the denial; specific references to pertinent Plan provisions on which the denial is based; a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and an explanation of the Plan’s claims review procedures.

10.030  Appeal of Claim Denial.  A Claimant (or his or her duly authorized representative) whose claim is denied may submit a written request for review to the Plan Administrator or its delegate within 60 days after receipt of denial of the claim.  The Claimant should submit in writing the reasons he believes the denial to be in error, and should submit any additional evidence he wishes the Plan Administrator to consider.  To assist in preparing his appeal, the Claimant may request and receive reasonable access to and copies of relevant documents, records and other information in the Company’s possession free of charge.  Relevant documents, records and other information are those that:

(1)	were relied on in making the determination;
(2)	were submitted, considered, or generated in the course of making the determination; or
(3)	demonstrate compliance with the Plan’s administrative processes or safeguards.

10.040  Review of Appeal of Claim Denial.  The Plan Administrator or its delegate shall notify the Claimant of its decision on review within 60 days of receipt of a request for review on appeal, subject to extension as described below.  The decision on review shall be written in a manner calculated to be understood by the Claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

The 60-day review period may be extended for up to an additional 60 days in special circumstances, at the discretion of the Plan Administrator or its delegate, provided that written notice of the extension is furnished to the Claimant prior to the termination of the initial period, indicating the special circumstances requiring such extension of time and the date by which a final decision is expected.  (From October 1, 2006 to January 1, 2009, the initial review period and extension shall each be 30 days.)

10.050  Finality of Review on Appeal.  Claimants shall not be entitled to challenge the Plan Administrator’s (or its delegate’s) determinations in judicial or administrative proceedings without first complying with the procedures in the Plan.  The decisions made pursuant to Section 10.040 are final and binding on Claimants and any other party; provided, however, that a Claimant who has exhausted the administrative claims procedure set forth in the Plan may seek review of his or her claim before a court of competent jurisdiction, in accordance with ERISA.  Effective January 1, 2009, any such legal action must be brought within twelve (12) months of the date the decision on appeal was rendered.

ARTICLE XI: AMENDMENT, MERGERS, TERMINATION, ETC.

11.010  Amendment.  The Board of Directors may, at any time and from time to time, amend this Plan in whole or in part.  However, except as provided in Section 11.040, no amendment may be made, the effect of which would be:

(a)
to cause any contributions paid to the Trustee to be used for or diverted to purposes other than providing benefits to the Participants and their Beneficiaries, and defraying reasonable expenses of administering the Plan, prior to satisfaction of all liabilities with respect to Participants and their Beneficiaries;

(b)
to have any retroactive effect so as to deprive any Participant or Beneficiary of any benefit to which he would be entitled under this Plan if his employment were terminated immediately before such amendment; or

(c)	to increase the responsibilities or liabilities of the Trustee without its written consent.

11.020  Transfer of Assets and Liabilities.  The EB Committee at any time may, in its sole discretion and without the consent of the Participant or his representative, cause the Trustee to segregate part of the assets of the Trust Fund into one or more separate trust funds and designate a group of Participants whose benefits will be provided solely from each such segregated fund.  The Board of Directors may, in its sole discretion without the consent of any Participant or his representative, establish a separate plan to cover any such group of Participants.  The initial terms and conditions of any such plan will be identical to the extent such terms and conditions affect the rights of Participants under the Plan.  Amendment to the Plan will not be necessary to carry out the provisions of this Section.

11.030  Merger Restriction. The Company may, by action of the Board of Directors, merge this Plan, in whole or in part, with any other plan sponsored by the Company or by an Affiliated Company.  Notwithstanding any other provision in this Plan, the Plan may not in whole or in part be merged or consolidated with, or have its assets or liabilities transferred to any other plan, unless each affected Participant in this Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

11.040  Suspension of Contributions.  The Company may, without amendment of the Plan and without the consent of any Participant or representative of any Participant, suspend contributions to the Plan as to all or certain Participants by action of the Board of Directors.  In any event, the Company will suspend contributions at any time when the amount of any contribution by it would be in excess of the earnings, including retained earnings, of the Company.  Upon a suspension, the EB Committee may, in its sole discretion permit the Trust Fund to continue to be held by the Trustee, or may segregate one or more parts of the Trust Fund, as provided in Section 11.020.

11.050  Discontinuance of Contributions.  The Company may, by action of the Board of Directors, without amendment of the Plan and without the consent of any Participant or representative of any Participant, discontinue such contributions to the Plan as to all or certain Participants.

11.060  Termination.  The Company may terminate or partially terminate the Plan at any time.  Upon such termination or partial termination of the Plan, or upon a complete discontinuance of contributions pursuant to Section 11.050, the Accounts of each affected Participant will remain fully vested and nonforfeitable.  In the event of termination or partial termination the EB Committee may, without the consent of any Participant or other person, permit the Trustee to retain all or part of the Trust Fund or distribute all or part of the Trust Fund to the Participants or their spouses or Beneficiaries.

ARTICLE XII:  STATUTORY LIMITATIONS

12.010  Annual Limits of Participants’ Account Increases.  This Article is intended to conform the Plan to the requirements of Code §415, and the regulations issued thereunder; and will be administered and interpreted in accordance with such requirements and regulations; and notwithstanding any provision of this Plan to the contrary, no amount may be credited to any Participant’s Account which is in excess of the limitation imposed by said §415, as from time to time amended or replaced.  The amount allocated in each calendar year to any Participant under the combination of defined contribution plans of all Affiliated Companies cannot exceed such amount as established under Code §415(d)(1) for the year, or 100% of the Participant’s total compensation, as defined under Code §415.  For purposes of this limitation, the amount allocated will be deemed to be comprised of:

(a)	Company Matching Contributions and Participant Pre-tax and After-tax Contributions made to the 401(k) Sub-Plan,

(b)	Company Retirement Contributions made to the Retirement Contribution Sub-Plan, and

(c)	any other amounts treated as “annual additions” under Code §415.

12.020  Combining Similar Plans.  For purposes of this Article, all defined contribution plans which are required to be aggregated under Code §414(b) will be so aggregated and the limitation set forth herein will be applied to the total “annual additions” (within the meaning of Code §415) allocated under all such plans.  If the Code §415 limit would be exceeded as a result of such aggregation, the reductions needed to satisfy the limit will be made first under this Plan.

ARTICLE XIII:  MISCELLANEOUS

13.010  Benefits Payable only from Trust Fund.  All benefits payable hereunder will be provided solely from the trust, and the Company assumes no responsibility for the acts of the Trustee, except as provided in the Trust Agreement.

13.020  Requirement for Release.  Any payment to any Participant or a Participant’s present, future or former spouse or Beneficiary in accordance with the provisions of this Plan will, to the extent thereof, be in full satisfaction of all claims against the Plan, the Plan Administrator, the Trustee and the Company, and the Trustee may require such Participant or Beneficiary, as a condition precedent to such payment to execute a receipt and release to such effect.

13.030  Transfers of Stock.  Transfers of Rockwell Collins common stock from the Plan will be made as soon as practicable, but the Company, the Plan Administrator, any other Named Fiduciary and the Trustee will not have any responsibility for any decrease in the value of such common stock between the Valuation Date used for determination of the number of shares to which the Participant is entitled and the date of transfer by the transfer agent, nor will the Participant receive any dividends, rights, options or warrants on such stock other than those payable to stockholders of record as of a date on or after the date of transfer.

13.040  Qualification of the Plan.  The Company intends for the Plan to be qualified and approved by the Internal Revenue Service under Code §401(a) and for Company Matching and Company Retirement Contributions to be deductible by the Company for federal income tax purposes.  Continuation of the Plan is contingent upon and subject to retaining such qualification and approval.  Any modification or amendment of the Plan or the Trust Agreement may be made retroactively by the Company, if necessary or appropriate, to qualify or maintain the Plan and the Trust as a plan and trust meeting the requirements of applicable provisions of the Code and of other federal and state laws, as are now or in the future may be in effect.  No contribution made by the Company may revert to the Company, unless such contribution was the result of a good faith mistake of fact, in which case such contribution may be returned to the Company within one (1) year to the extent permitted by all applicable laws.

13.050  Interpretation.  The masculine gender will include the feminine and the singular will include the plural unless the context clearly indicates otherwise.

13.060  Military Service.  Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to Qualified Military Service shall be provided in accordance with Code § 414(u).  If a Participant is reemployed after the conclusion of Qualified Military Service within the time provided under USERRA, the Participant will not be considered to have had an Employment Severance Date by reason of such military service.  The Participant shall be permitted to make additional Pre-tax Contributions or After-tax Contributions to the Plan in an amount not exceeding the maximum amount the Participant would have been permitted to contribute during the period of Qualified Military Service if he had actually been employed by the Company during that period.  Make-up contributions shall be permitted during the period that begins on the date of reemployment and continues for five years or, if less, three times the period of Qualified Military Service.  If the Participant elects to make such make-up contributions, the Company shall make a corresponding Matching Contribution equal to the Matching Contribution that would otherwise have applied to such make-up contribution.  The Participant shall also receive any Retirement Contributions that would have been made to his account during the period of his Qualified Military Service.  For purposes of determining such contributions, the Participant’s Base Compensation during the Qualified Military Service shall be determined based on the amount the Participant would have received but for the Qualified Military Service or, if such amount is not reasonably certain, the Employee’s average rate of compensation during the 12-month period immediately preceding the Qualified Military Service.  Contributions shall not include any earnings the Participant’s Accounts would otherwise have received during the Qualified Military Service with respect to such contributions.

A Participant who dies while performing Qualified Military Service after January 1, 2007 shall be treated as if he had resumed employment on the day before his death, solely for purposes of determining his vested percentage in his Accounts.

Appendix A

PROCEDURES, TERMS AND CONDITIONS OF LOANS

Eligibility for Loans.  The individuals eligible to obtain loans from the Plan ("Borrowers") are limited to:

(1)	Employees, and

(2)	non-Employees who are "parties in interest" (as defined in ERISA §3(14))

who have Plan Account balances.  An Employee who wishes to obtain a loan must be employed on an active payroll of an Affiliated Company at the time of the loan application.  A party in interest who is not an Employee will be eligible to obtain a loan only if an agreement can be provided by the party’s current employer to deduct and remit the required loan repayments to the Savings Plan.

Limitation on Number and Minimum Amount of Loans.  Only two (2) loans to a Borrower will be permitted to be outstanding from all Company sponsored savings plans at any one time.  Each loan must be for a minimum of One Thousand Dollars ($1,000.00).

Maximum Amount of Loan. The amount which a Borrower will be permitted to borrow from the Plan is based on the aggregate value of the Borrower’s Accounts, determined in accordance with the Plan, and may not exceed the least of the amounts described in Section 6.050 of the Plan. The maximum amount of any loan will be further limited to ensure that, after applying the appropriate interest rate and taking into account all applicable deductions, the resulting periodic repayments will not exceed the Borrower’s net earnings.  The deductions referred to in the preceding sentence include statutory withholdings, deductions for employee benefits and all Pre-tax Contributions to the Plan, but exclude credit union, savings bond, charitable contribution and other similar deductions.

Loan Applications.  Loan applications by prospective Borrowers will be made via telephone or pursuant to and accepted and approved method (i.e., via an application through the internet) to the Plan Administrator or such third party administrator as may be designated by the Plan Administrator (either of whom is hereafter referred to as the “Loan Administrator”).  The Loan Administrator will then review the telephonic application and determine eligibility for the loan.  If the loan is approved, the Loan Administrator will prepare and forward to the Borrower a letter notifying the Borrower of the approval, together with a Truth in Lending Statement and a check for the loan amount, all in form approved by the Plan Administrator.  The Borrower’s endorsement of the loan check will be considered to be the Borrower’s agreement to the terms of the loan.  Failure by the Borrower to endorse the check within thirty (30) days after the date of the check will be deemed to be a withdrawal by the Borrower of the loan application.

Loan Initiation Fee. A fee in the amount of Seventy-five Dollars ($75.00) will be assessed in connection with the initiation of each loan.  This fee will be deducted from the Borrower’s Plan Account at the same time that the loan is approved and processed.

Source of Loan Funds.  Each loan will be funded from the Borrower’s Investment Funds on a pro rata basis, based upon the relative size of the balance of each such Fund, by withdrawing the required amounts from the Plan Account(s) of the Borrower in the following order:

First	—	from amounts in the Borrower’s Pre-tax Contribution Account attributable to his Basic Pre-tax Contributions;

Second	—	from amounts in the Borrower’s Pre-tax Contribution Account attributable to his Supplemental Pre-tax Contributions;

Third	—	from amounts in the Borrower’s Catch-up Contribution Account attributable to his Catch-up Contributions;

Fourth	—	from amounts in the Borrower’s After-tax Contribution Account attributable to his Basic After-tax Contributions;

Fifth	—	from amounts in the Borrower’s After-tax Contribution Account attributable to his Supplemental After-tax Contributions;

Sixth	—	from amounts in the Borrower’s Rollover Account attributable to his pre-tax rollover contributions;

Seventh	—	from amounts in the Borrower’s Rollover Account attributable to his after-tax rollover contributions;

Eighth	—	from amounts from that portion of the Borrower’s Company Match Account which is attributable to company contributions made to the predecessor to this plan;

Ninth	—	from amounts in the Borrower’s Rockwell Collins Stock Fund ESOP Account attributable to his ESOP Contributions.

Determination of Loan Interest Rate.  The interest rate to be charged for loans will be one percent (1%) over the prime rate stated by Reuters published on the last business day of each calendar month.

Term of Loans.  Loans will be permitted for terms of 12, 24, 36, 48 or 60 months for loans other than those for the purpose of purchasing a primary residence, which will be permitted for terms up to 120 months.

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Repayments.  Loan repayments by Employees will be deducted from the Employee’s pay check each pay period.  If a pay check is insufficient to cover the full amount of the loan repayment, no deduction will be made, and the repayment will be deducted from the Employee’s next pay check. Loan repayment schedules for Borrowers who are not Employees will be developed on an individual basis, but will parallel as closely as possible the loan repayment schedules for Employees.

Prepayments.  Prepayment of the full unpaid balance or any portion of the unpaid balance of a loan may be made by a Borrower at any time.

Missed Payments.  If any payment is not made, interest will continue to accrue on such missed payment and subsequent payments will be applied first to accrued and unpaid interest on the missed payment and then to principal.  A notice will be mailed to the last known address of the Borrower stating that if three (3) consecutive months of payments are missed, the loan will be considered to be in default.

Termination of Employment.  If a Borrower who is an Employee terminates employment or is on an unpaid Leave, or if a Borrower who is not an Employee is no longer able to repay a loan through payroll deductions, the Borrower may continue to make loan repayments by bank check, cashier check, personal check, money order, or through electronic funds transfer (EFT).  Such repayments to the Plan will be made through the Loan Administrator at an address to be provided to the Borrower by the Loan Administrator.

Default.  A loan will be considered to be in default after three (3) consecutive months of payments have been missed during the term of the loan or when a Borrower revokes a payroll deduction authorization.  In the event of such a default, a distribution of the loan amount, including both unpaid principal and accrued but unpaid interest, will be deemed to have occurred (as described in §1.401(k)-1(d)(6)(ii) of the Treasury Regulations) and an information return reflecting the tax consequences, if any, to the Borrower will be issued.  Upon the occurrence of an event permitting actual distribution of the Borrower’s Account pursuant to the provisions of Code §401(k) (whether distribution of the Borrower’s entire Plan Account will actually be made or will be deferred pursuant to applicable provisions of the Plan), the unpaid balance of a defaulted loan will be charged off against the Borrower’s Account.  If no distribution event has occurred, which would otherwise permit payment to the Borrower under Code §401(k), the unpaid balance of the loan will be retained in the Account until such time as payment would be permitted under that Code section, at which time the unpaid balance of the loan, including any accrued and unpaid interest, will be charged off against the Borrower’s Account.

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Appendix B

RESERVED

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Appendix C

TOP-HEAVY PLAN PROVISIONS

In the event that this Plan is or becomes a Top-Heavy Plan (as that term is defined and described in this Appendix C, the following special provisions will become applicable to the Plan and will supersede the comparable provisions contained elsewhere in the Plan.

C-I.   DEFINITIONS

Solely for purposes of this Appendix C, the following special definitions will be in effect:

C1.010  Aggregation Group means a group of plans (including this Plan) maintained by one or more Affiliated Companies in which a Key Employee is a participant or which is combined with this Plan in order to meet the coverage and nondiscrimination requirements of Code §§410 and 401(a)(4).  The Aggregation Group also includes those plans other than this Plan which need not be aggregated with this Plan to meet Code Requirements, but which are selected by the Company to be part of a selective Aggregation Group including this Plan, if the Aggregation Group would continue to meet the requirements of Code §§401(a)(4) and 410 with such plans being taken into account.

C1.020  Compensation means compensation as described in Code §415(c)(3), including employer contributions made pursuant to any salary reduction arrangement.

C1.030  Determination Date means the last day of the immediately preceding plan year or, in the case of the first plan year of any plan, the last day of such plan year.

C1.040  Employee means not only an Employee as defined in Article I, but also any beneficiary of such Employee.

C1.050  Key Employee means each Employee or former Employee who has, at any time during the five (5) year period ending on the Determination Date, performed services for an Affiliated Company and who is, at any time during the plan year ending on the Determination Date, or was, during any one of the four plan years preceding the plan year ending on the Determination Date, any one or more of the following:

(a)	an officer of the Company having annual compensation greater than fifty percent (50%) of the amount in effect under Code §415(b)(1)(A) for any plan year;

(b)
one of the ten (10) persons having annual compensation from all Affiliated Companies greater than the limitation in effect under Code §415(c)(1)(A) and owning (or considered as owning within the meaning of Code §318, as modified by Code §416(i)(B)(iii)), the largest interests in the Company;

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(c)
any person owning (or considered as owning within the meaning of Code §318, as modified by Code §416(I)(B)(iii), more than five percent (5%) of the outstanding stock of the Company (or stock having more than five percent (5%) of the total combined voting power of all stock of the Company); or

(d)
any person who has annual compensation of more than the amount applicable for the year under Code §416(i)(1)(A)(3) and would be described in paragraph (3) above, if "one percent (1%)" was substituted for “five percent (5%)”.

For purposes of determining whether a person is an officer in subsection (a), in no event will more than fifty (50) Employees or, if less than fifty (50) Employees, the greater of three (3) Employees or ten percent (10%) of all Employees, be considered Key Employees solely by reason of officer status.  In addition, persons who are merely nominal officers will not be treated as officers solely by reason of their titles.

C1.060  Non-Key Employee means any employee who is not a Key Employee.  Non-Key Employee also means an employee who is a former Key Employee.

C1.070  Top-Heavy Plan means a qualified retirement plan, including this Plan if applicable, which is included in, or which constitutes, an Aggregation Group under which, as of the Determination Date, the sum of the present values of accrued benefits for all Key Employees under all defined benefit plans in the Aggregation Group and the aggregate of all accounts of Key Employees under all defined contribution plans in the Aggregation Group exceeds sixty percent (60%) of the sum of the present values of accrued benefits under all such defined benefit plans and of all accounts under all such defined contribution plans for all participants under such plans.

C-II.   APPLICATION OF THIS APPENDIX

In the event that this Plan is or becomes a Top-Heavy Plan, the provisions of this Appendix, where aggregated with each other defined contribution plan in the Aggregation Group in which a Key Employee is a participant, will be applied as follows:

C2.010  Minimum Contributions.  The following special provisions regarding contributions will become applicable and will supersede the Company contribution provisions contained elsewhere in this Plan.  In such case, the Plan, where aggregated with each other defined contribution plan in the Aggregation Group in which a Key Employee is a participant, will provide a minimum allocation to the account of each Participant who is not a Key Employee for each Plan Year to which these rules apply equal to the lesser of:

(a)	four percent (4%) of the Participant’s Compensation, or

(b)	the highest percentage of contribution made for the Plan Year to a Participant who is a Key Employee for such Plan Year.

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C2.020  Vesting.  A Participant’s nonforfeitable right to his Company Match and Company Retirement Contribution Accounts will not be less than the amount determined pursuant to the following schedule:

Years of Service	Vested Interest

Less than two	0%
Two but less than three	20%
Three or more	100%

If the Plan ceases to be a Top-Heavy Plan, the vesting schedule set forth in Section 5.010(c) will again become applicable; provided that a Participant’s nonforfeitable right to his Company Match and Retirement Contribution Accounts will not be less than his nonforfeitable right to his balance in those Accounts immediately before the Plan ceased to be a Top-Heavy Plan.

C2.030  Maximum Compensation.  For any Plan Year in which the Plan is a Top-Heavy Plan, only that portion of a Participant’s Base Compensation that does not exceed the sum as established for the year pursuant to Code §401(a)(17) will be taken into account for purposes of determining benefits under the Plan; provided, however, that such amount will be automatically adjusted as prescribed by the Secretary of the Treasury.

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Appendix D

EMPLOYEE STOCK OWNERSHIP PLAN

The purpose of this Appendix D is to document the conversion of the Rockwell Collins Stock Fund to a separate employee stock ownership plan and to designate it as such.  In addition, this Appendix D sets forth the provisions governing the operation of the said ESOP.  The provisions of this Appendix, as they relate to the converted Stock Fund, supersede any provisions of the Plan to the contrary.  Notwithstanding the above, the conversion of the said Stock Fund and its designation as an ESOP is intended to create a separate plan.  Assets attributable to the ESOP, however, will continue to be assets of the Plan and will be available for the payment of all benefits under the Plan.

D–I.   DEFINITIONS

The following definitions will be in effect and applicable to the ESOP created by conversion of the Rockwell Collins Stock Fund into an employee stock ownership plan:

D1.010  Rockwell Collins Stock Fund ESOP means the employee stock ownership plan (as that term is defined in §4975(e)(7) of the Code), into which the Rockwell Collins Stock Fund was converted on the ESOP Effective Date.

D1.020  Rockwell Collins Stock Fund ESOP Account means any portion of a Participant’s Plan Account which is invested in  the Rockwell Collins Stock Fund ESOP.

D1.025 ESOP Contributions means the amount contributed by a Participant to the Plan pursuant to the Participant’s elections under this Appendix D.

D1.030  ESOP Effective Date means November 2, 2004.

D1.040  Non-ESOP Account means an Account that is not an Rockwell Collins Stock Fund ESOP Account.

D–II.   ESOP ACCOUNTS

D2.010  General.  As of the ESOP Effective Date, the portion of a Participant’s interest in the Rockwell Collins Stock Fund which consists of common stock of the Company is hereby designated as a separate ESOP and, while in the said Rockwell Collins Stock Fund ESOP, will continue to be invested primarily in stock of the Company which meets the definition of an “employer security” under §409(l) of the Code.  At that time and from time to time thereafter, the Trustee will establish and maintain, if applicable, for each Participant a Rockwell Collins Stock Fund ESOP Account, consisting of that portion of the Participant’s interest in the Plan which is invested in the such Rockwell Collins Stock Fund and is attributable to the Participant’s Pre-Tax and After-tax Contributions, ESOP Contributions, Rollover Contributions, Transfer Contributions, Company Matching and Company Retirement Contributions.

It is specifically understood and provided that, other than cash and/or cash equivalents, the Rockwell Collins Stock Fund ESOP Account under this Plan will at all times be invested primarily in the Company’s common stock and in other stock of the Company, as such common stock and other stock may be deemed to be “employer securities” pursuant to §409(l) of the Code.  It is further understood and provided that the above-described Rockwell Collins Stock Fund ESOP Accounts are established for bookkeeping purposes only and will not be segregated from the other assets of the Plan.

D2.020  Section 401(m) Discrimination Testing.  The provisions of Section 2.020 and 2.030 will be applied separately to Contributions which are invested in the Rockwell Collins Stock Fund ESOP Account, as if those Contributions were made under a separate plan.

D2.030  Transfers between ESOP and Non-ESOP Accounts.   Participants will be permitted to elect transfers of assets involving their Rockwell Collins Stock Fund ESOP Accounts, but such transfers will at all times be subject to the provisions and limitations, respectively, of Sections 4.030 of the Plan.   This Section of this Appendix D, when administered in conjunction with the provisions of the said Sections of the Plan, is intended to comply in all respects with the diversification and other requirements of §§401(a)(28) and 404(k) of the Code.

D-III.   PASS-THROUGH DIVIDENDS AND VOTING RIGHTS

D3.010  Pass-through of Dividends Paid on Company Stock.   Dividends paid by the Company with respect to shares of common stock of the Company which are held in a Participant’s Rockwell Collins Stock Fund ESOP Account shall, at the election of the Participant (or his Beneficiary), be either paid in cash to such Participant (or Beneficiary) as soon as practicable following the payment date for such dividend or reinvested in the Rockwell Collins Stock Fund ESOP.  Such elections shall be made in accordance with procedures established by the Plan Administrator or his delegate.  Cash payments are subject to a ten dollar ($10.00) minimum.

D3.020  Pass-through of Dividends Paid on Company Stock.   In the absence of an election duly made by a Participant (or Beneficiary) pursuant to the preceding Section to receive such dividends directly in cash, dividends paid on the common stock of the Company will be reinvested in a Participant’s Rockwell Collins Stock Fund ESOP Account.  If a Participant should make such an election for a cash distribution, then such dividends will be temporarily invested by the Trustee, pending such payment.   A distribution of dividends hereunder will not include any earnings or gains on the dividend amount from the time such dividends are declared to the time they are paid out in cash to a Participant (or Beneficiary), but such a distribution of dividends may be reduced by any investment losses on the dividend amount from the time such dividends are declared to the time they are paid to the Participant (or Beneficiary).

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D3.020  Pass-through of Voting Rights with Respect to Company Stock.   The Trustee exercises all voting rights with respect to Company stock held by the Plan, but must exercise those rights in accordance with the instructions of Participants, to the extent of their ESOP Accounts.  The Trustee will establish procedures for distributing proxy material to, and soliciting voting instructions from, Participants on all corporate matters which are subject to vote of the Company’s shareholders.  The Trustee must vote the Plan’s stock in accordance with the Participant’s instructions.  Any shares with respect to which no instructions are received must be voted in the same proportions as shares with respect to which the Trustee does receive instructions.

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Appendix E

1.	Rockwell Collins Simulation & Training Solutions (STS)

2.	The following locations of Rockwell Collins Services Company:

•	Barksdale AFB, LA
•	Dyess AFB, TX
•	Ellsworth AFB, SD
•	Hurlburt AFB, WA
•	McChord AFB, WA
•	Pope AFB, NC
•	Sheppard AFB, TX
•	Minot AFB, ND
•	Robins AFB, GA